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                                                                   Exhibit 10.17



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                           THIRD AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                            Dated as of May 11, 2004

                                  By and among

         ASTA FUNDING ACQUISITION II, LLC, PALISADES COLLECTION, L.L.C., ASTA FUNDING ACQUISITION I, LLC, PALISADES ACQUISITION IV, LLC, PALISADES ACQUISITION I, LLC, PALISADES ACQUISITION II, LLC, and CLIFFS PORTFOLIO ACQUISITION I, LLC

                                  as Borrowers,

                    THE OTHER CREDIT PARTIES SIGNATORY HERETO

                               FROM TIME TO TIME,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                        ISRAEL DISCOUNT BANK OF NEW YORK

                               as Agent and Lender

================================================================================

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                               TABLE OF CONTENTS

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1.       AMOUNT AND TERMS OF CREDIT..............................................................................3

         1.1      Credit Facilities..............................................................................3

         1.2      Prepayments....................................................................................6

         1.3      Use of Proceeds................................................................................7

         1.4      Interest and Applicable Margins................................................................8

         1.5      Cash Management Systems.......................................................................10

         1.6      Fees..........................................................................................10

         1.7      Receipt of Payments...........................................................................11

         1.8      Application and Allocation of Payments........................................................11

         1.9      Loan Account and Accounting...................................................................12

         1.10     Indemnity.....................................................................................12

         1.11     Access........................................................................................14

         1.12     Taxes.........................................................................................14

         1.13     Capital Adequacy; Increased Costs; Illegality.................................................16

         1.14     Single Loan...................................................................................18

         1.15     Security Interest.............................................................................18

         1.16     No Obligations Outstanding....................................................................19

2.       CONDITIONS PRECEDENT...................................................................................19

         2.1      Conditions to the Initial Revolving Loan......................................................19

         2.2      Further Conditions to Each Loan...............................................................21

3.       REPRESENTATIONS AND WARRANTIES.........................................................................22

         3.1      Corporate Existence; Compliance with Law......................................................22

         3.2      Executive Offices, Collateral Locations, FEIN.................................................22

         3.3      Corporate Power, Authorization, Enforceable Obligations.......................................22

         3.4      Financial Statements and Projections..........................................................23

         3.5      Material Adverse Effect.......................................................................23

         3.6      Ownership of Property; Liens..................................................................24

         3.7      Labor Matters.................................................................................24

         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.....................24
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         3.9      Government Regulation.........................................................................25

         3.10     Margin Regulations............................................................................25

         3.11     Taxes.........................................................................................25

         3.12     ERISA.........................................................................................26

         3.13     No Litigation.................................................................................27

         3.14     Brokers.......................................................................................27

         3.15     Intellectual Property.........................................................................27

         3.16     Full Disclosure...............................................................................28

         3.17     Environmental Matters.........................................................................28

         3.18     Insurance.....................................................................................29

         3.19     Deposit and Disbursement Accounts.............................................................29

         3.20     Government Contracts..........................................................................29

         3.21     Customer and Trade Relations..................................................................29

         3.22     Agreements and Other Documents................................................................29

         3.23     Solvency......................................................................................30

         3.24     Restrictions on or Relating to Subsidiaries...................................................30

         3.25     Disaster Recovery Plan........................................................................31

4.       FINANCIAL STATEMENTS AND INFORMATION...................................................................31

         4.1      Reports and Notices...........................................................................31

         4.2      Communication with Accountants................................................................31

5.       AFFIRMATIVE COVENANTS..................................................................................31

         5.1      Maintenance of Existence and Conduct of Business..............................................31

         5.2      Payment of Charges............................................................................31

         5.3      Books and Records.............................................................................31

         5.4      Insurance; Damage to or Destruction of Collateral.............................................31

         5.5      Compliance with Laws..........................................................................34

         5.6      Supplemental Disclosure.......................................................................34

         5.7      Intellectual Property.........................................................................34

         5.8      Environmental Matters.........................................................................34
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         5.9      Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.........35

         5.10     ERISA.........................................................................................36

         5.11     Servicing Agreements..........................................................................36

         5.12     Inactive Subsidiaries.........................................................................39

         5.13     Further Assurances............................................................................39

6.       NEGATIVE COVENANTS.....................................................................................39

         6.1      Mergers, Subsidiaries, Etc....................................................................39

         6.2      Investments; Loans and Advances...............................................................40

         6.3      Indebtedness..................................................................................40

         6.4      Employee Loans and Affiliate Transactions.....................................................41

         6.5      Capital Structure and Business................................................................42

         6.6      Guaranteed Indebtedness.......................................................................43

         6.7      Liens; Lien Release...........................................................................43

         6.8      Sale of Stock and Assets......................................................................46

         6.9      ERISA.........................................................................................47

         6.10     Financial Covenants...........................................................................47

         6.11     Hazardous Materials...........................................................................47

         6.12     Sale-Leasebacks...............................................................................47

         6.13     Cancellation of Indebtedness..................................................................47

         6.14     Restricted Payments...........................................................................47

         6.15     Change of Corporate Name or Location; Change of Fiscal Year...................................47

         6.16     No Impairment of Intercompany Transfers.......................................................48

         6.17     No Speculative Transactions...................................................................48

         6.18     Leases; Real Estate Purchases.................................................................48

         6.19     Changes Relating to Subordinated Debt; Material Contracts.....................................48

         6.20     Credit Parties Other than Borrowers...........................................................49

         6.21     Adverse Transactions..........................................................................49

         6.22     Disaster Recovery Plan........................................................................49
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         6.23     Limitation on Collection Fees.................................................................49

         6.24     No Amendment to Servicing Agreements..........................................................49

7.       TERM...................................................................................................49

         7.1      Termination...................................................................................50

         7.2      Survival of Obligations Upon Termination of Financing Arrangements............................50

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES.................................................................50

         8.1      Events of Default.............................................................................50

         8.2      Remedies......................................................................................52

         8.3      Waivers by Credit Parties.....................................................................53

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT....................................................53

         9.1      Assignment and Participations.................................................................53

         9.2      Appointment of Agent..........................................................................55

         9.3      Agent's Reliance, Etc.........................................................................56

         9.4      IDB and Affiliates............................................................................57
         9.5      [Omitted].....................................................................................57

         9.6      Indemnification...............................................................................57

         9.7      Successor Agent...............................................................................57

         9.8      Setoff and Sharing of Payments................................................................58

         9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert......................59

10.      SUCCESSORS AND ASSIGNS.................................................................................61

         10.1     Successors and Assigns........................................................................62

11.      MISCELLANEOUS..........................................................................................62

         11.1     Complete Agreement; Modification of Agreement.................................................62

         11.2     Amendments and Waivers........................................................................62

         11.3     Fees and Expenses.............................................................................65

         11.4     No Waiver.....................................................................................66

         11.5     Remedies......................................................................................67

         11.6     Severability..................................................................................67
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         11.7     Conflict of Terms.............................................................................67

         11.8     Confidentiality...............................................................................67

         11.9     GOVERNING LAW.................................................................................68

         11.10    Notices.......................................................................................68

         11.11    Section Titles................................................................................69

         11.12    Counterparts..................................................................................69

         11.13    WAIVER OF JURY TRIAL..........................................................................69

         11.14    Press Releases and Related Matters............................................................69

         11.15    Reinstatement.................................................................................70

         11.16    Advice of Counsel.............................................................................70

         11.17    No Strict Construction........................................................................70

         11.18    Agent for Service.............................................................................70

12.      CROSS-GUARANTY; SUBORDINATION..........................................................................70

         12.1     Cross-Guaranty................................................................................70

         12.2     Waivers by Borrowers..........................................................................71

         12.3     Benefit of Guaranty...........................................................................71

         12.4     Subordination of Subrogation, Etc.............................................................71

         12.5     Election of Remedies..........................................................................72

         12.6     Limitation....................................................................................72

         12.7     Contribution with Respect to Guaranty Obligations.............................................72

         12.8     Liability Cumulative..........................................................................73

         12.9     Subordination.................................................................................73

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                               BASE OF APPENDICES

15.1     Annex A (Recitals)             -    Definitions
15.2     Annex C (Section 1.8)          -    Cash Management System
15.3     Annex D (Section 2.1(a))       -    Closing Checklist
15.4     Annex E (Section 4.1(a))       -    Financial Statements and Projections -- Reporting
15.5     Annex F (Section 4.1(b))       -    Collateral Reports
15.6     Annex G (Section 6.10)         -    Financial Covenants
15.7     Annex H (Section 9.9(a))       -    Lenders' Wire Transfer Information
15.8     Annex I (Section 11.10)        -    Notice Addresses
15.9     Annex J (from Annex A
15.10    Commitments definition)-            Commitments as of Closing Date
15.11    Annex L (Section 11.2(b)(ii))  -    Counterpart to Third Amended and Restated Loan and
                                             Security Agreement
15.12    Schedule 1.1                   -    Agent's Representatives
15.13    Schedule 1.1(b)                -    Ratable Shares of each Borrower
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



                           THIRD AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is executed and entered into as of May 11, 2004 (and shall be effective as of the Effective Date) by and among ASTA FUNDING ACQUISITION II, LLC, a Delaware limited liability company, PALISADES COLLECTION, L.L.C., a Delaware limited liability company, ASTA FUNDING ACQUISITION I, LLC, a Delaware limited liability company, PALISADES ACQUISITION I, LLC, a Delaware limited liability company, PALISADES ACQUISITION II, LLC, a Delaware limited liability company, PALISADES ACQUISITION IV, LLC, a Delaware limited liability company, and CLIFFS PORTFOLIO ACQUISITION I, LLC, a Delaware limited liability company, (sometimes collectively referred to herein as "Borrowers" and individually as a "Borrower"); ASTA FUNDING, INC., a Delaware corporation ("Asta Funding"); and COMPUTER FINANCE, LLC, a Delaware limited liability company ("Computer Finance") and ASTAFUNDING.COM, LLC ("AstaFunding.Com"), and ASTA COMMERCIAL, LLC ("Asta Commercial")(Asta Funding, Computer Finance, AstaFunding.Com, and Asta Commercial shall be referred to collectively as "Guarantor"); and ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking corporation (individually, "IDB" or "Agent") for itself, as a lender, and as agent for the other lenders signatory hereto (collectively referred to herein as "Lenders") from time to time.

                                   BACKGROUND

         A. Asta Funding Acquisition II, LLC and Palisades Collection, L.L.C., Asta Funding and IDB are parties to a Second Amended and Restated Loan and Security Agreement dated as of January 28, 2003, as amended (the "Original Restated Agreement") pursuant to which Lender established a $35,000,000 Line of Credit (the "Original Line of Credit") for the purpose of financing the acquisition of portfolios of consumer loans and/or receivables, which Original Line of Credit was secured by certain assets of the Original Borrowers and the Original Guarantors. As of the date of this Agreement the outstanding principal obligations of the Original Borrowers under the Original Line of Credit are $12,151,147.73 (the "Existing Debt").

         B. The Original Borrowers have requested that Lenders amend and restate the Original Restated Agreement and Original Line of Credit so as to have available a revolving line of credit on the terms and conditions set forth herein, in an amount not to exceed $60,000,000 at any one time outstanding, but in no event shall the outstanding Advances (including, any Advance then being requested) exceed the then effective Borrowing Base (the "New Line of Credit"). This Agreement is an amendment and restatement of the terms and conditions of the lending relationship between the parties as previously set forth in the Original Restated Agreement and any amendments or supplements thereto, and is not a new loan agreement. The execution and delivery of this Agreement and the Loan Documents shall not in any circumstances be deemed to have terminated, released, extinguished or discharged the Existing Debt, the Obligations of any Guarantor or the Collateral therefor, all of which Existing Debt, Obligations and Collateral shall continue under and be governed by this Agreement and the Loan Documents.

         C. Lenders have agreed to establish the New Line of Credit for the purpose of making Advances to permit the Borrowers and any Affiliate to acquire Portfolios on the terms and conditions of this Agreement, as amended from time to time.

         D. This Background is incorporated and made a part of this Agreement.

         NOW THEREFORE, in consideration of Lenders' financing of the acquisition of Portfolios, and in further consideration of the inducement to Lenders to make Advances to, and to otherwise extend credit to the Borrowers, the parties hereto agree to amend and restate the Original Restated Loan Agreement in its entirety as follows:

                                    RECITALS

WHEREAS, Borrowers have requested that Lenders extend a revolving credit facility to Borrowers of Sixty Million Dollars ($60,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrowers and to provide
(a) from Tranche A for the acquisition of Portfolios, and (b) from Tranche B for working capital financing for Borrowers and funds for other general corporate purposes of Borrowers; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property and Palisades will pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Cliffs; and

WHEREAS, Asta Funding is willing to guarantee all of the obligations of Borrowers to Agent and Lenders under the Loan Documents and have agreed to secure all of its obligations by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of its existing and after-acquired personal property and to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of the Borrowers, except Cliffs; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

         1.1      Credit Facilities.

                  (a) Revolving Credit Facility.

                      (i)   Tranche A.

                            (A) Subject to the terms and conditions hereof, each
Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances for the purchase of Portfolios (each, a "Tranche A Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Tranche A Advance to be made at any time shall not exceed Tranche A Borrowing Availability at such time. Each Tranche A Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 1:00 p.m. (New York time) on the Business Day of the proposed Tranche A Advance, in the case of an Base Rate Loan, or (2) 1:00 p.m. (New York time) on the date which is 3 Business Days prior to the proposed Tranche A Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Tranche A Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i) attached to the Disclosure Document, and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent. If any Borrower desires to have the Tranche A Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

                            (B) Use of Tranche A Advances to finance Portfolio
purchases in excess of $10,000,000 shall require the consent of the Agent and use of Tranche A Advances to finance Portfolio purchases in excess of $15,000,000 shall require the consent of the Requisite Lenders. In connection with such purchases, Borrowers shall deliver to Agent and Requisite Lenders, if applicable, the Portfolio Proposal relating to such purchases. For purposes of this Section 1.1(a)(i)(B) only, any Requisite Lenders that have not responded within 4 Business Days of receipt of a request for their consent for the purchase of a Portfolio in excess of $15,000,000 shall be deemed to have consented to such purchase. Borrowers agree not to intentionally propose, modify or structure (or permit to be structured) any Portfolio purchases from any seller or its affiliates, whether as a single transaction or a series of transactions that could reasonably be deemed to be part of the same transaction, for the purpose of evading the requirements of this Section 1.1(a)(i)(B) to obtain the consent of Agent or Requisite Lenders, as the case may be. Notwithstanding anything in this Section to the contrary, a Borrower may acquire a Rejected Portfolio having a purchase price in excess of the amount set forth in this clause without the consent of the Agent or the Requisite Lenders if the purchase is made with Borrowers' own cash or borrowings that are made without including the Rejected Portfolio as an Eligible New Portfolio in the Applicable Borrower Base, and if the Rejected Portfolio is subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations. Without conferring approval rights upon Agent (except as otherwise provided in this Section 1.1(a)(i)(B)), the applicable Borrower shall deliver to Agent, upon Agent's request, such information (as is reasonably available to the applicable Borrower) relating to the purchase of a Portfolio as Agent may reasonably request (including any available Portfolio Acquisition Documents) within a reasonable period of time following the applicable Borrower's purchase of such Portfolio.

                            (C) Anything in this Agreement to the contrary
notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Tranche A Advances to Borrowers on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base (an "Overadvance"), provided that: (i) the amount of any or all Overadvances shall not exceed an amount equal to the lesser of (A) Three Million Dollars ($3,000,000) or five percent (5%) of the Maximum Amount, (ii) the outstanding balance of the aggregate Revolving Loan (after taking into consideration such Overadvance) shall not exceed an amount equal to one hundred five percent (105%) of the Borrowing Base, (iii) the outstanding balance of the aggregate Revolving Loan shall not exceed the Maximum Amount at any time, (iv) any Overadvance must be repaid, together with applicable interest thereon, in full to Agent, on behalf of Lenders, within 7 calendar days of such Overadvance; and (v) not more than three (3) Overadvances shall be made in any calendar year.

                      (ii)  Tranche B.

                            (A) Subject to the terms and conditions hereof, each
Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances for general corporate purposes (each, a "Tranche B Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Tranche B Advance to be made at any time shall not exceed Tranche B Borrowing Availability at such time. Each Tranche B Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 1:00 p.m. (New York time) on the Business Day of the proposed Tranche B Advance, in the case of an Base Rate Loan, or (2) 1:00 p.m. (New York time) on the date which is 3 Business Days prior to the proposed Tranche B Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Tranche B Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i) attached to the Disclosure Document, and shall include the information required in such Exhibit and such other information as may be required by Agent. If any Borrower desires to have the Tranche B Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

                            (B) Anything in this Agreement to the contrary
notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make an Overadvance with respect to Tranche B Advances to Borrowers on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Borrowing Base, provided that (i) the amount of any or all Overadvances shall not exceed an amount equal to the lesser of (A) Three Million Dollars ($3,000,000) or five percent (5%) of the Maximum Amount, (ii) the outstanding balance of the aggregate Revolving Loan (after taking into consideration such Overadvance) shall not exceed an amount equal to one hundred five percent (105%) of the Borrowing Base, (iii) the outstanding balance of the aggregate Revolving Loan shall not exceed the Maximum Amount at any time, (iv) any Overadvance must be repaid, together with applicable interest thereon, in full to Agent, on behalf of Lenders, within 7 calendar days of such Overadvance; and (v) not more than three (3) Overadvances shall be made in any calendar year.

                      (iii) Agent shall not be required to advise Borrowers or any Credit Party for the reason for Lenders' failure to approve any Portfolio. Notwithstanding anything in this Section 1.1(a) to the contrary, a Rejected Portfolio may be acquired by any Credit Party in the event that such acquisition is made pursuant to the use of its own cash or borrowings that are made without including the Rejected Portfolio as an Eligible New Portfolio in the Borrowing Base, and if the Rejected Portfolio is subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations. A Non-Credit Party Affiliate may finance the acquisition of a Rejected Portfolio, provided, such indebtedness is not guaranteed directly or indirectly by any Credit Party. In no event shall a Non-Recourse Non-Credit Party Loan be guaranteed directly or indirectly by any Credit Party. Provided that any Non-Recourse Non-Credit Party Loan shall have been assigned and transferred to a Non-Credit Party Affiliate, Agent will provide releases reasonably requested by any other lender with respect to Lender's liens in any Rejected Portfolio and the proceeds and other rights related thereto.

                      (iv) Except as provided in Section 1.12, Borrowers shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) attached to the Disclosure Document (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the Borrowers to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (b) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Tranche A Advance or Notice of Tranche B Advance, as the case may be, Notice of Conversion/Continuation or similar notice purporting to be executed by an officer of the Borrower's Representative and believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith who purports to be a person on the list of authorized signatories provided from time to time by Borrower's Representative to Agent was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Palisades as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Revolving Loan, selecting interest rate options, and effecting repayment of the Revolving Loan, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and shall give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

         1.2      Prepayments.

                  (a) Voluntary Reductions in Revolving Loan Commitments. Borrowers may at any time on at least 5 days' prior written notice by Borrower Representative to Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (i) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount (and shall be applied to reduce, on a pro rata basis between the Tranche A Revolving Loan and the Tranche B Revolving Loan, the Revolving Loan Commitments of the Lenders based on their Pro Rata Share of the reduction), (ii) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan then outstanding, and (iii) after giving effect to such reductions, Borrowers shall comply with Section 1.2(b)(i). In addition, Borrowers may at any time on at least 10 days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, the Revolving Loan and other Obligations shall be immediately due and payable in full. Any voluntary reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by Section 1.6(c), plus the payment of any LIBOR funding breakage costs in accordance with Section 1.10(b). Upon the effective date of any such reduction or termination of the Revolving Loan Commitment, each Borrower's right to request Revolving Credit Advances shall simultaneously be permanently reduced or terminated, as the case may be.

                  (b) Mandatory Prepayments.

                      (i) If at any time the aggregate outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. Furthermore, if, at any time, the outstanding balance of the (a) Tranche A Advances exceeds the Tranche A Borrowing Availability, or (b) the Tranche B Advances exceeds the Tranche B Borrowing Availability, the Borrowers shall immediately repay their Revolving Credit Advances in the amount of such excess.

                      (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Sections 6.8 (a), (d), and (e)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Revolving Loan in an amount equal to all such cash proceeds net of (A) underwriting discounts, commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) sales, transfer, and similar taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, (D) amounts required to be placed in escrow in connection with such transaction; provided that such amounts and terms of escrow are customary for transactions of such nature and are reasonably satisfactory to Agent, and provided, further, that upon the release of any such escrowed funds such funds are applied in accordance with this Section 1.2 and (E) amounts that Agent reasonably determines are appropriate to meet indemnity and similar obligations, including post-closing purchase price adjustments in connection with such transaction, provided, that upon such obligations terminating, any such amounts not used for such purposes shall be applied in accordance with this Section 1.2. Any such prepayment shall be applied in accordance with Section 1.2(c).

                      (iii) Subject to the provisions set forth in Section 6.5 of this Agreement, if Credit Party issues Stock or any debt securities, no later than the Business Day following the date of receipt of the cash proceeds thereof, Borrowers shall prepay the Revolving Loan in an amount equal to all such cash proceeds, net of underwriting discounts and commissions and other reasonable and customary transaction costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.2(c).

                  (c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to Sections 1.2(b)(ii) and (b)(iii) above shall be applied as follows: first, to the Tranche B Revolving Loan and then to the Tranche A Revolving Loan.

                  (d) No Implied Consent. Nothing in this Section 1.2 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

         1.3 Use of Proceeds. Borrowers shall utilize the proceeds of the Tranche A Revolving Loan solely for the Refinancing and the purchase of Portfolios. Borrowers shall utilize the proceeds of the Tranche B Revolving Loan solely for the Refinancing, ordinary working capital and general corporate needs, including, without limitation, the purchase of Rejected Portfolios and to capitalize or fund a Non-Recourse Non-Credit Party Affiliate, subject to the terms, conditions and limitations set forth in this Agreement. The Disclosure Document contains a description of Borrowers' sources and uses of funds as of the Closing Date, including the Revolving Loan to be made or incurred on that date.

         1.4      Interest and Applicable Margins.

                  (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the Revolving Loan being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Base Rate plus the Applicable Revolver Base Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time;

The Applicable Margins are as follows:

     IF LEVERAGE RATIO IS:                                APPLICABLE     APPLICABLE
                                                          BASE RATE      LIBOR MARGIN
                                                          MARGIN
     Less than 1.0 to 1.0                                 Minus 1/2%     Plus 2%
     Greater than or equal to 1.0 to 1.0 but less
     than 1.75 to 1.0                                     0%             Plus 2 1/2%
     Greater than or equal to 1.75 to 1.0                 Plus 1/2%      Plus 3%

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' consolidated financial condition for the Fiscal Quarter then ended, commencing with the delivery of Borrowers' quarterly unaudited Financial Statements to Lenders for the Fiscal Quarter ending March 31, 2004 (the "First Adjustment Date"). All adjustments in the Applicable Margins after the First Adjustment Date shall be implemented quarterly on a prospective basis, commencing at least 5 days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the fifth day following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default, which is not reasonably capable of being cured, or Event of Default is waived or cured.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Base Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

                  (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Revolving Loan shall be increased to Base Rate plus three percentage points (3%) per annum ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate. Interest at the Default Rate shall accrue from the initial date of such Default, which is not reasonably capable of being cured, or Event of Default until that Default, which is not reasonably capable of being cured, or Event of Default is cured or waived and shall be payable upon demand.

                  (e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Loan from Base Rate Loans to LIBOR Loans,
(iii) convert any LIBOR Loan to a Base Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.10(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Revolving Loan or group of Revolving Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 12:00 noon (New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 12:00 noon (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default, which is not reasonably capable of being cured, or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Base Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.4(e) attached to the Disclosure Document.

                  (f) Notwithstanding anything to the contrary set forth in this
Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.4(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.10 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         1.5 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

         1.6      Fees.

                  (a) On or prior to the Closing Date, Borrowers shall execute and deliver to IDB the IDB Fee Letter and pay to IDB the fees described therein at the times specified for payment therein.

                  (b) At the times specified in the Lenders' Fee Letter, Borrowers shall pay the Fees described in the Lenders' Fee Letter.

                  (c) If Borrowers pay after acceleration or prepay the Revolving Loan and reduce or terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, Borrowers shall pay to Agent, for the benefit of Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied the amount of the reduction of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (y) two percent (2%), in the case of a prepayment on or prior to the first anniversary of the Closing Date and (z) one percent (1%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a prepayment; provided that Borrowers do not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment.

         1.7 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 3:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 3:00 p.m. New York time. Payments received after 3:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

         1.8      Application and Allocation of Payments.

                  (a) So long as no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan, first to the outstanding balances under the Tranche B Advances until fully paid, and second to the outstanding balances under the Tranche A Advances; (ii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the applicable provisions of
Section 1.2(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.2(b) and 1.2(c). All payments shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. Subject to this
Section 1.8, as to any other payment, and as to all payments made when a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. Subject to this Section 1.8, in the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Revolving Loan, ratably in proportion to the interest accrued as to each Revolving Loan; (3) to principal payments on the Revolving Loan, first to the outstanding balances under the Tranche B Advances until fully paid, and second to the outstanding balances under the Tranche A Advances; and (4) to all other Obligations, including expenses of Lenders to the extent reimbursable under
Section 11.3.

                  (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or would cause the aggregate balance of the Revolving Loan to exceed the Borrowing Base after giving effect to such charges. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

         1.9 Loan Account and Accounting. Agent shall maintain loan accounts (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Revolving Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Subject to the Borrowers' right to object in accordance with the terms and conditions set forth below, the balance in the Loan Account, as recorded on Agent's most recent printout or other written statement (which printout or statement shall be delivered to Borrower Representative upon its reasonable request), shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Revolving Loan setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         1.10     Indemnity.

                  (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities, and any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from (i) that Indemnified Person's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), or (ii) the failure of such Indemnified Person to act in a commercially reasonable manner (as finally determined by a court of competent jurisdiction) such that such Indemnified Person's action is determined by a court of competent jurisdiction to be egregious, unconscionable and beyond the standards of experienced commercial lenders in similar circumstances. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER, EXCEPT TO THE EXTENT OF SUCH INDEMNIFIED PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.10(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

         1.11 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon three Business Days' prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, examine and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agent, (including third party appraisers selected by Agent) to appraise, inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. Notwithstanding other provisions of this Agreement to the contrary, Borrowers shall pay all reasonable costs and expenses incurred or paid by Agent in conducting no more than two (2) field examinations per year; provided, however, that after the occurrence of a Default, which is not reasonably capable of being cured, or Event of Default, there shall be no such limitation on Borrowers' payment obligations, and Borrowers shall pay all costs and expenses of conducting any and all field examinations made by Agent. Notwithstanding the preceding limitation on Borrowers' payment obligations, nothing in this Section shall limit or impair the rights of Agent to conduct such number of field examinations as Agent may determine. If a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, or if access is necessary to preserve or protect the Collateral as reasonably determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their servicers. Each Credit Party shall make available to Agent and its counsel, as quickly as is reasonably possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on traditional or electronic media, including, at such Credit Party's option, computer tapes and discs owned by such Credit Party. Such duplicate records shall be kept at an owned location or a location with respect to which Agent has received a satisfactory landlord waiver. In the event Palisades is unable to obtain a landlord's agreement for the Bethlehem, Pennsylvania location within sixty (60) days of the Closing Date, Palisades and the Agent shall agree upon a mutually acceptable method to provide the Agent with daily copies of the books and records stored at such facility or make such other satisfactory arrangements. Agent will give Borrowers at least three Business Days' prior notice (written or oral) of regularly scheduled field exams. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled field exams at no charge to Borrowers. Notwithstanding the foregoing, Agent and Lenders will use commercially reasonable efforts to conduct all activities described in this Section in a manner that does not interfere in any material respect with the business operations of any Credit Party or any servicer.

         1.12     Taxes.

                  (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.12 and subject to clause (d) of this Section 1.12, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) subject to clause (d) of this Section 1.12, the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.12) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Promptly upon written request, but not later than 30 days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Subject to clause (d) of this Section 1.12, each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within 15 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.12) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent two copies of a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any Person organized under the laws of a jurisdiction outside the United States (a "Foreign Person") that seeks to become a Lender under this Agreement including any Foreign Person who seeks to become an assignee or participant pursuant to Section 9.1 shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No Foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender. Each Foreign Lender shall promptly deliver further copies of any forms or certificates required to be delivered pursuant to this clause (c ) if the most recently delivered form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently delivered form. Notwithstanding any other provision of this Section 1.12(c), a Foreign Lender shall not be required to deliver any form pursuant to this Section 1.12(c) that such Foreign Lender is not legally able to deliver.

                  (d) Neither the Borrowers nor the Credit Parties shall be required to pay any additional amounts to any Lender pursuant to clause (a)(i) of this Section 1.12, or to indemnify any Lender pursuant to clause (b) of this
Section 1.12, in respect of United States withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to Borrower Representative and Agent a Certificate of Exemption pursuant to clause (c), (ii) such Certificate of Exemption not establishing a complete exemption from United States withholding taxes or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, (iii) the Lender designating a successor lending office which has the effect of causing the Borrowers or the Credit Parties to become obligated to make a payment pursuant to clause (a)(i) of this Section 1.12 or clause (b) of this Section 1.12 in excess of its payment obligation immediately prior to such designation, or (iv) such Lender being treated as a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor provision; provided, however, that Borrowers and the Credit Parties shall be required to pay additional amounts to any Lender pursuant to clause (a)(i) of this Section 1.12, or to indemnify any Lender pursuant to clause (b) of this Section 1.12, in respect of United States withholding taxes if (x) any such failure to deliver a Certificate of Exemption or the failure of such Certificate of Exemption to establish a complete exemption from United States withholding taxes or inaccuracy or untruth contain therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such Certificate of Exemption or otherwise ineligible for a complete exemption from United States withholding taxes or render the information or certifications made in such Certificate of Exemption untrue or inaccurate in any material respect, (y) the re-designation of the Lender's lending office was made at the request of a Borrower or (z) the obligation to pay any additional amounts to any such Lender pursuant to clause
(a)(i) of this Section 1.12, or to indemnify any such Lender pursuant to clause
(d) of this Section 1.12, is with respect to an assignee Lender that becomes an assignee Lender pursuant to Section 9.1 as a result of an assignment made at the request of a Borrower.

                  (e) If, solely as a result of an event described in subparagraph (x) of clause (d) of this Section 1.12 (i) a Lender is unable to provide to Borrower Representative a Certificate of Exemption or such Certificate of Exemption is unable to establish a complete exemption from United States withholding taxes or (ii) the Borrowers become liable to make to pay additional amounts to a Lender pursuant to clause (a)(i) of this Section 1.12, or to indemnify a Lender pursuant to clause (b), of this Section 1.12, Borrowers may exercise the remedies available to it under Section 1.13(d).

                  (f) If Agent or any Lender receives a refund in respect of any Taxes as to which it has been paid additional amounts by a Borrower pursuant to clause (a) of this Section 1.12 or indemnified by a Borrower or Credit Party pursuant to clause (b) of this Section 1.12, such Agent or Lender shall promptly notify Borrower Representative of such refund and shall, within 30 days, remit to Borrower Representative an amount as such Agent or Lender reasonably determines to be the proportion of the refunded amount as will leave it, after such remittance, in no better or worse position than it would have been if the Taxes had not be imposed and the corresponding additional amounts or indemnification payment not been made, provided that Borrower Representative, upon the request of such Lender or Agent, agrees to return such refund and any amounts which after such return, will leave such Lender in no better or worse position than it would have been had Borrower not be required to return such refund to such Lender or Agent in the event such Lender or Agent is required to repay such refund.

         1.13     Capital Adequacy; Increased Costs; Illegality.

                  (a) If any Lender shall have reasonably determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A reasonably detailed certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in clause (a) above or in this clause (b), which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to Section 1.13(a) and (b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Revolving Loan or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and
(ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Base Rate Loans.

                  (d) Within 15 days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.12(a), 1.13(a) or 1.13(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender must sell and assign its Revolving Loan and Commitments to such Replacement Lender for an amount equal to the principal balance of the Revolving Loan held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within 90 days thereafter, Borrowers' rights under this Section 1.13(d) shall terminate as to such costs or additional amounts demanded by such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.12(a), 1.13(a) and 1.13(b).

         1.14 Single Loan. The Revolving Loan to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

         1.15     Security Interest.

                  (a) Security Interest. Credit Parties, hereby, as more fully set forth in the Collateral Documents, grant to the Agent for the benefit of the Lenders a first priority lien on the Collateral to secure the Obligations, subject to Permitted Encumbrances.

                  (b) Proceeds of Collateral. Upon the exercise of any rights and remedies by the Agent under the Loan Documents (including, the exercise of rights and remedies with respect to the Collateral) all proceeds of the Collateral shall be applied first, to the Fees and reimbursable expenses of the Agent then due and payable pursuant to any of the Loan Documents, second, to the interest and principal of the Revolving Loan (applied to the Lenders based on their Pro Rata Share). Agent shall provide Borrowers with a reasonably detailed list of any expenses and costs for which Agent seeks reimbursement and payment from Borrowers at the time Agent requests payment.

                  (c) Lenders Benefit. The provisions of this Section 1.15 and the rights and benefits hereof shall inure solely to the benefit of the Lenders and their respective successors and permitted assigns and no other Person (including the Credit Parties) shall have or be entitled to assert rights or benefits under this Section 1.15.

         1.16 No Outstanding Obligations. Provided no Obligations remain outstanding under the Revolving Loan and the Loan Documents, upon request of Borrowers, Agent shall make available to Borrowers any Collections, Proceeds and other funds received by Agent in connection with any Accounts for such uses that do not violate the terms of this Agreement and, until so used, shall be deposited into the Blocked Account or invested in Cash Equivalent Investments, which Cash Equivalent Investments shall be pledged to Agent and perfected in a manner reasonably acceptable to Agent.

2. CONDITIONS PRECEDENT

         2.1 Conditions to the Initial Revolving Loan. No Lender shall be obligated to make any Revolving Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Lenders:

                  (a) Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

                  (b) Prior Lender Obligations. (i) Agent shall have confirmed that all of the Prior Lender Obligations will be replaced in full from the proceeds of the initial Revolving Credit Advances and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of any Prior Lender shall be amended and restated to be in favor of the Agent for the benefit of the Lenders. This Agreement is not intended to create a new lending relationship between the Agent and the Borrowers, but rather to restate and supplement the terms, conditions, and provisions of an existing relationship.

                  (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's or manager's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

                  (d) Payment of Fees. Borrowers shall have executed and delivered to Agent the IDB Fee Letter and the Lenders' Fee Letter and shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.6 (including the Fees specified in the IDB Fee Letter and the Fees specified in the Lenders' Fee Letter), and shall have reimbursed Agent for all attorneys' fees and reasonable costs and expenses of closing presented as of the Closing Date.

                  (e) Approval of the Disclosure Document. Borrowers and each of the other Credit Parties shall have prepared, executed and delivered to Agent the Disclosure Document and Agent shall have approved the disclosures contained therein.

                  (f) Capital Structure; Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

                  (g) Due Diligence. Agent shall have completed its business and legal due diligence and background checks on individuals as it deems appropriate, with results of all reasonably satisfactory to Agent.

                  (h) Dissolution of Subsidiaries and other Entities. The Credit Parties shall have caused the dissolution, winding up, and liquidation, in accordance with all applicable laws, of Asta Funding Acquisition III, LLC, ER Receivables, LLC, Asta Business Credit, LLC, Asta Auto Receivables Company, RAC Acceptance Corp., LLC and Topps Promotion, LLC, and shall have delivered to Agent evidence reasonably satisfactory to Agent of such dissolution, winding up and liquidation.

                  (i) Amendment of Unifund Master Servicing Agreement. Palisades shall have amended and caused to be amended the UNIFUND Master Servicing Agreement dated May 28, 2003 (the "Unifund Master Servicing Agreement"), in a manner reasonably acceptable to Agent, and shall have delivered to Agent a fully-executed copy of such amendment.

                  (j) Letter of Direction to Servicing Agents. The applicable Credit Parties who are parties to any servicing agreement with any Servicing Agents shall have executed and delivered to Agent a letter of direction to its Servicing Agents: (aa) notifying such Servicing Agents of the Liens of Agent and Lenders in and to the Collateral and the grant of a lien and security interest by such Credit Party to Agent in the servicing agreement with Servicing Agent, and (bb) instructing such Servicing Agents to make all payments owing to the applicable Credit Party directly to Agent upon receipt by Servicing Agent of written demand to do so, all in form and substance reasonably acceptable to Agent. Agent shall hold such letters in Agent's possession and only release them in connection with the exercise of its remedies after the occurrence of a Default, which is not reasonably capable of being cured, or Event of Default.

                  (k) Servicing Agreements. The Credit Parties shall have delivered to Agent true and complete fully-executed copies of all servicing agreements entered into by or between any Credit Party and any Servicing Agent, other than agreements with Servicing Agents who remit Collections to any Credit Party that, on average, total less than $25,000 in any Fiscal Quarter.

                  (l) Insurance Certificates. The Credit Parties shall have delivered to Agent such certificates of insurance as Agent shall reasonably require in form and content acceptable to Agent evidencing the insurance coverages required by the terms of this Agreement to be maintained by the Credit Parties, including, without limitation, "All Risk" and business interruption insurance and general liability and other liability policies.

                  (m) Consummation of Related Transactions. Agent shall have received fully executed copies of the Related Transactions Documents, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel.

                  (n) Note Receivable. Palisades shall have delivered to Agent evidence reasonably acceptable to Agent that the promissory note dated on or about December 31, 2003, made by Unifund and payable to Palisades in the original principal amount of $2,138,553.66 (the "Note Receivable") bears the following written indication: "This promissory note has been assigned as collateral to ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking corporation, as Agent,". Palisades shall have instructed Unifund in writing (with a copy thereof to Agent) that all payments to be made under the Note Receivable must be made to the Blocked Account established by Palisades with Agent. Palisades shall have assigned to Agent (in a commercially reasonably manner) any Lien or security interest granted to Palisades to secure payment of the Note Receivable.

         2.2 Further Conditions to Each Loan. No Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan, if, as of the date thereof:

                  (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is (subject to any materiality or other qualifiers contained in such representation or warranty) untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement (including to the extent a supplement to a disclosure contained in the Disclosure Document is to be supplied to Agent when and as required under the Loan Documents and Requisite Lenders under Section 5.6(a)), and Agent or Requisite Lenders have determined not to make such Advance or convert or continue any Loan as LIBOR Loan as a result of the fact that such warranty or representation is untrue or incorrect;

                  (b) any event or circumstance having a Material Adverse Effect has occurred and is continuing since the date hereof as reasonably determined by the Requisite Lenders, and Requisite Lenders have determined not to make such Advance or convert or continue any Loan as a LIBOR Loan as a result of the fact that such event or circumstance has occurred;

                  (c) any Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing or would result after giving effect to any Advance and Agent or Requisite Lenders shall have determined not to make any Advance or convert or continue any Loan as a LIBOR Loan as a result of that Default, which is not reasonably capable of being cured, or Event of Default; or

                  (d) after giving effect to any Advance, (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount, (ii) the outstanding principal amount of the Tranche A Revolving Loan of the Borrowers would exceed the Borrowers' Tranche A Borrowing Availability, or (iii) the outstanding principal amount of the Tranche B Revolving Loan of the Borrowers would exceed the Borrowers' Tranche B Borrowing Availability.

The request and acceptance by any Borrower of the proceeds of any Advance or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Revolving Loan the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

         3.1      Corporate Existence; Compliance with Law. Each Credit Party
(a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in the Disclosure Document; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in exposure to losses, damages or liabilities in excess of $500,000; (c) has the requisite corporate or limited liability company power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or operating agreement, as applicable; and (f) to the best of each Credit Party's actual knowledge, is in compliance with and has all licenses required under all laws applicable consumer credit and collection laws, except where the failure to be in compliance or have such licenses could not be reasonably expected to have a Material Adverse Effect; and (g) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and premises at which any Collateral is located are set forth in the Disclosure Document, and none of such locations has changed within the 12 months preceding the Closing Date. In addition, the Disclosure Document lists the federal employer identification number of each Credit Party.

         3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate or limited liability company action; (c) do not contravene any provision of such Person's charter, bylaws or operating agreement as applicable;
(d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority applicable to such Person; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating or affecting creditors' rights (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealings.

         3.4 Financial Statements. All Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended. The following Financial Statements have been delivered on the date hereof:

                  (a) The audited consolidated balance sheets at September 30, 2002 and 2003 and the related statements of income and cash flows and consolidating schedules of Asta Funding and its Subsidiaries for the Fiscal Years then ended, certified by Eisner, LLP.

                  (b) The unaudited balance sheet(s) at December 31, 2003 and the related statement(s) of income of Asta Funding and its Subsidiaries, for the Fiscal Period then ended, as prepared by Asta Funding on behalf of the Credit Parties.

         3.5 Material Adverse Effect. Between September 30, 2003 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are outstanding as of the Closing Date and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between September 30, 2003 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in the Disclosure Document constitutes all of the real property owned, leased or subleased, or used by any Credit Party as warehouse, storage or office space or where assets may otherwise be located, and identifies any such real property leased from an Affiliate of any Credit Party. No Credit Party owns any Real Estate, and all leased Real Estate of any Credit Parties is described on the Disclosure Document. The Disclosure Document further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its material personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. The Disclosure Document also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its pre-casualty condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except where the failure to have any permit will not have a Material Adverse Effect.

         3.7 Labor Matters. All of the Credit Parties' employees are leased from Kelly Staff Services, a professional employment organization. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in the Disclosure Document, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on the Disclosure Document have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in the Disclosure Document, there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

         3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in the Disclosure Document, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in the Disclosure Document. Except as set forth in the Disclosure Document, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in
Section 6.3 (including the Disclosure Document).

         3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under any federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Revolving Loan by Lenders to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Revolving Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Revolving Loan or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority ("Tax Returns") to be filed by any Credit Party have been filed with the appropriate Governmental Authority except Tax Returns relating to state and local taxes which do not exceed $100,000 in the aggregate; but, even then, only if the failure to do so would not result in material fines, interests, penalties or other Charges; all such Tax Returns are true, correct and complete in all material respects; and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). There are no Liens for Charges (other than for current Charges not yet due and payable) upon the assets of any Credit Party. No adjustment relating to such Tax Returns has been proposed formally (whether verbally or in writing) or informally (in writing) by any Governmental Authority and, to the knowledge of each Credit Party, no basis exists for any such adjustment. Proper and accurate amounts have been withheld by each Credit Party from its respective employees, independent contractors, creditors, members, partners and other third parties for all periods in compliance in all material respects with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. The Disclosure Document sets forth as of the Closing Date those taxable years for which any Credit Party's Tax Returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or to the knowledge of any Credit Party, any threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in the Disclosure Document, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties nor their respective predecessors are liable to any Governmental Authority for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

         3.12     ERISA.

                  (a) The Disclosure Document lists (i) all ERISA Affiliates,
(ii) all material Plans and separately identifies each such Plan as a Title IV Plan, ESOP or other Pension Plan or as a Welfare Plan, including Retiree Welfare Plans and (iii) each Multiemployer Plan. Copies of all such listed Plans (other than Multiemployer Plans), together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered or made available to Agent. Except as disclosed on Schedule 3.12(a), each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would reasonably be expected to cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with its provisions and the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

                  (b) Except as set forth in the Disclosure Document: (i) no Title IV Plan has any Unfunded Pension Liability, no assets of any Credit Party or ERISA Affiliate are subject to any Lien under Section 412 of the IRC or
Section 302 or 4068 of ERISA, and no event has occurred that could reasonably be expected to result in the imposition of such Lien; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time) with respect to which termination or transfer a Credit Party has a material unsatisfied liability; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and
(vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

         3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that would reasonably be expected to be determined adversely to any Credit Party and that, if so determined, would reasonably be expected to have a Material Adverse Effect. Except as set forth on the Disclosure Document, as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $250,000.00 with respect to claims for which the applicable Credit Party has no right of indemnification from the originator or seller of that Account, or that seeks damages in excess of $1,000,000 with respect to claims for which the applicable Credit Party has a right of indemnification from the originator or seller of that Account, or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

         3.14 Brokers. No broker or finder brought about the obtaining, making or closing of the Revolving Loan or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Trademark and Copyright registered with or that is the subject of an application with the United States Patent and Trademark Office, or its foreign equivalents, or the United States Copyright Office or its foreign equivalents, as applicable, each Patent and each License is listed, together with application or registration numbers, as applicable, in the Disclosure Document. Except as set forth in the Disclosure Document, each Credit Party, jointly and severally, represents and warrants that all Patents, Trademarks and Copyrights which are necessary or material to the operations of such Credit Party have been registered with the United States Patent and Trademark Office or its foreign equivalents or the United States Copyright Office or its foreign equivalents, as applicable. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in the Disclosure Document, no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

         3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder and no written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain when delivered or furnished any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances. The projections included in such information are or will be based on assumptions and estimates developed by management of the Credit Parties in good faith and considered by the preparer to be reasonable as of the date such projections are prepared and are delivered to Agent and/or Lenders.

         3.17     Environmental Matters.

                  (a) Except as set forth in the Disclosure Document, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not result in material Environmental Liabilities; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in material Environmental Liabilities; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in material Environmental Liabilities, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any material Environmental Liabilities; and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; and (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes.

                  (b) The Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities performed at the request of any Credit Party or otherwise received by any Credit Party, in each case relating to any Credit Party.

                  (c) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) is not authorized by the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18 Insurance. The Disclosure Document lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

         3.19 Deposit and Disbursement Accounts. The Disclosure Document lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         3.20 Government Contracts. Except as set forth in the Disclosure Document, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

         3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

         3.22     Agreements and Other Documents.

                  (a) As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in the Disclosure Document: servicing agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party involving the collections of Accounts and other Collateral and/or the receipt of any Payments or Collections during the previous Fiscal Quarter of an amount equal to the Servicing Threshold (as determined on an aggregate basis for all Credit Parties); leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party (other than as to the Obligations) and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

                  (b) Except as disclosed in the Disclosure Document, as of the Closing Date, no significant servicer (or group of related servicers which in the aggregate is significant) of the Credit Parties, taken as a whole, has given them notice or, to the knowledge of the Credit Parties, has taken any other action which has given any Credit Party any reason to believe that such servicer (or group of related servicers) will materially reduce the amount of its services to the Borrowers or materially adversely change the price or terms of such services. For such purposes, a servicer (or group of related servicers) shall be deemed "significant" if Collections of such servicer (or group of related servicers) meet or exceed the Servicing Threshold during the past Fiscal Quarter.

                  (c) Except as disclosed in the Disclosure Document, as of the Closing Date, no significant servicer, supplier or vendor (or group of related servicers, suppliers or vendors which in the aggregate is significant) of the Credit Parties, taken as a whole, has given them notice or, to the knowledge of the Credit Parties, has taken any other action which has given any Credit Party any reason to believe that such servicer, supplier or vendor (or group of related servicers, suppliers or vendors) will cease to supply or materially restrict the amount supplied or materially adversely change its services, price or terms to any Credit Party of any services, products or services. For such purposes, a servicer, supplier or vendor (or group of related servicers, suppliers or vendors) shall be deemed "significant" if Collections of such servicer, supplier or vendor (or group of related servicers, suppliers or vendors) meet or exceed the Servicing Threshold during the past Fiscal Quarter.

                  (d) The Disclosure Document reasonably identifies, as of the Closing Date, all Servicing Agents involved in the collection of any Payments, Accounts and Portfolios, except for any Servicing Agent whose collection of Payments, Accounts and Portfolios, in the aggregate for all Credit Parties, during any Fiscal Quarter, did not exceed $25,000.00, or whose collection of Payments, Accounts and Portfolios are not reasonably expected by Borrowers to exceed $25,000.00 during any Fiscal Quarter (hereinafter called a "Diminimus Servicing Agent"); provided, however that the collection of Payments, Accounts and Portfolios, in the aggregate for all Diminimus Servicing Agents, during any Fiscal Quarter, shall not exceed $250,000.00.

         3.23 Solvency. Both before and after giving effect to (a) the Revolving Loan to be made or incurred on the Closing Date or such other date as the Revolving Loan requested hereunder are made or incurred, (b) the disbursement of the proceeds of the Revolving Loan pursuant to the instructions of Borrower Representative; (c) the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Borrower is and will be Solvent.

         3.24 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (a) any Borrower or any Subsidiary of any Borrower to pay dividends or make any other distributions on its Stock or any other interest or participation in its profits owned by any Borrower or any Subsidiary of any Borrower, or to pay any Indebtedness owed to any Borrower or any Subsidiary of any Borrower, (b) any Borrower or any Subsidiary of any Borrower to make loans or advances to any Borrower or any Subsidiary of any Borrower or (c) any Borrower or any Subsidiary of any Borrower to transfer any of its properties or assets to any Borrower or any Subsidiary of any Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, or (ii) the Loan Documents.

         3.25 Disaster Recovery Plan. A brief description of the Disaster Recovery Plan is set forth in the definition of Disaster Recovery Plan in Annex A attached hereto. The Borrowers represents and warrant that the Disaster Recovery Plan is sufficient to protect the Borrowers in the event of a disaster. To the extent applicable, the Borrowers hereby collaterally assign to the Agent, for the benefit of the Lenders, all of the Borrowers' right, title and interest in the Disaster Recovery Plan and all agreements related thereto. The Disaster Recovery Plan shall not be amended, changed, modified or altered in any material respect without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed. Agent and its designees shall have a reasonable right of access to all Critical Information generated by the business operations of the Credit Parties, including the Critical Information stored at the New Jersey and Pennsylvania physical facilities, and to the key employee(s) of the Credit Parties who may be responsible for maintaining, storing and safeguarding the Critical Information.

4. FINANCIAL STATEMENTS AND INFORMATION

         4.1      Reports and Notices.

                  (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificate in the form of Exhibit 4.1(b) attached to the Disclosure Document) at the times, to the Persons and in the manner set forth in Annex F.

         4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) Agent, with consent of Borrower Representative, and (b) so long as an Event of Default has occurred and is continuing, Agent and each Lender, to communicate directly with its independent certified public accountants, including Eisner, LLP, and authorizes and, at Agent's request, shall request those accountants to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5. AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination
Date:

         5.1 Maintenance of Existence and Conduct of Business. Each Credit Party (other than Inactive Subsidiaries) shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and except as permitted by Section 6.15, transact business only in such corporate and trade names as are set forth in the Disclosure Document.

         5.2      Payment of Charges.

                  (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it (other than Charges that it does not have knowledge of and which do not exceed $250,000 in the aggregate), including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

                  (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

         5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements described in or attached to the Disclosure Document.

         5.4      Insurance; Damage to or Destruction of Collateral.

                  (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on the Disclosure Document as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Copies of all such policies of insurance shall be delivered to Agent within 30 days of the Closing Date. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter that such insurance is not in effect obtain and maintain such policies of insurance and pay such premiums. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default, which is not reasonably capable of being cured, or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) [Intentionally Omitted].

                  (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $150,000 or more, whether or not covered by insurance or reimbursable under condemnation provisions. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, either
(i) apply such insurance or condemnation proceeds to the reduction of the Obligations in accordance with Section 1.3(d) or (ii) permit the Credit Parties to replace, restore, repair or rebuild the property on terms acceptable to Agent in its sole discretion; provided that in the case of insurance or condemnation proceeds pertaining to any Credit Party that is not a Borrower, (i) such insurance or condemnation proceeds shall be applied ratably to all of the Revolving Loan owing by each Borrower, or (ii) permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

         5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to consumer credit, collection laws, licensing requirements, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default, which is not reasonably capable of being cured, or an Event of Default), the Credit Parties shall supplement each disclosure contained in the Disclosure Document, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Document or as an exception to such representation or that is necessary to correct any information in the Disclosure Document or representation which has been rendered inaccurate thereby (and, in the case of any supplements to the Disclosure Document, such Disclosure Document shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to the Disclosure Document or representation shall amend, supplement or otherwise modify the term "Disclosure Document" as used herein or any representation with respect thereto, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, which consent will not be unreasonably withheld or delayed, (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date and (c) the requirement to supplement the Disclosure Document hereto shall be subject to any materiality and other qualifiers set forth in any representation and warranty.

         5.7 Intellectual Property. Each Credit Party will continue to own or have rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and shall conduct its business and affairs without knowingly infringing or interfering with any Intellectual Property of any other Person in any material respect.

         5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that could reasonably be expected to result in any material Environmental Liabilities; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in material Environmental Liabilities, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audit and tests and the same will constitute a part of the Obligations secured hereunder.

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         5.9      Landlords' Agreements, Mortgagee Agreements, Bailee Letters
and Real Estate Purchases. No later than sixty (60) days after the Closing Date, each Credit Party shall obtain a landlord's agreement or bailee letter, as applicable, from the lessor of each leased or rented real property, mortgagee of owned real property or bailee with respect to any warehouse facility or other location where Collateral (or evidence of Collateral) having a value of $250,000.00 or more is stored or located as of the Closing Date (provided that the Credit Party who leases the facility in the State of New Jersey shall not be required to obtain a landlord's agreement from its New Jersey landlord until such time as such Credit Party shall renew or modify such existing lease or shall relocate its facility, in which event such Credit Party shall be obligated to provide Agent with such landlord agreement), which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall expressly permit Agent or its designees to enter upon the premises for purposes of inspecting, monitoring, examining, removing and rendering inoperable any such Collateral, and shall otherwise be reasonably satisfactory in form and substance to Agent. Each Credit Party shall notify Agent in writing of any warehouse facility or other location where Collateral (or evidence of Collateral) having a value of less than $250,000.00 is stored or located as of the Closing Date. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased or rented location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent, for the benefit of Lenders, a first priority Lien on such Real Estate, subject to Permitted Encumbrances, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

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

         5.10 ERISA. With respect to each Plan, each Credit Party shall comply in all material respects with the applicable provisions of ERISA and the IRC, except to the extent such failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Credit Parties shall furnish to the Agent written notice within 30 Business Days after any Credit Party knows or has reason to know, of: (a) a plan amendment that materially increases the benefits of any existing Plan, the establishment of any new Plan providing material additional benefits, or the commencement of material contributions to any Multiemployer Plan; or (b) an ERISA Event or any event, whether an ERISA Event or not, that could reasonably be expected to result in the imposition of a Lien against a Credit Party or an ERISA Affiliate under Code Section 412 or ERISA Section 302 or 4068, together with a statement of an officer setting forth the details of such Event and action which the Credit Parties propose to take with respect thereto. Upon Agents' written request, each Credit Party shall furnish to the Agent, within 30 Business Days after the filing thereof with the Department of Labor, IRS or PBGC, copies of each annual report (From 5500 series) filed for each Plan and the most recent actuarial report for each Title IV Plan.

         5.11     Servicing Agreements.

(a) No later than the date that is ten (10) days after the Closing Date, Borrowers and the other Credit Parties shall deliver irrevocable written instructions (the "Written Instructions") to any and all Servicing Agents or other Persons (including any collection agent, agency or attorney, but excluding account debtors of Consumer Loans) having responsibility for Payments or Collections of Accounts and other Collateral and who transfer, send, make payments or disburse any Payments, Collections or Proceeds or other funds, sums or amounts (which Payments, Collections, Proceeds, other funds, sums and amounts will be net of any collection costs and other fees permitted to be deducted by the express terms of the servicing agreement that corresponds to such Payments, Collections, Proceeds and other funds) to any Credit Party by wire transfer of cash credit (whether on a regular or infrequent basis) to make all payments owing to Credit Parties by wire transfer of cash credit directly into a Blocked Account established and maintained by a Credit Party with Agent. A copy of the Written Instructions shall be delivered to Agent within a reasonable period of time after such Written Instructions are given. Borrowers and the other Credit Parties shall provide such Servicing Agents and other Persons with information relative to such Blocked Account as is sufficient to permit such Servicing Agents and other Persons to comply with the Written Instructions. None of the Credit Parties shall amend, modify or terminate any of the Written Instructions without the prior written consent of Agent.

(b) Each Borrower shall and shall cause its Affiliates, officers, employees, agents (other than third party Servicing Agents), directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within 2 Business Days after receipt by such Borrower or any such Related Person (or in the event such deposit is not practicable due to an Act of God, terrorism or other city-wide catastrophe, the next day on which businesses generally are open)of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower or other blocked account with a Blocked Account Third-Party Bank (as that term is defined in Annex "C"). Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts or other blocked account with a Blocked Account Third-Party Bank.

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

(c) Any and all servicing agreements entered into from and after the Closing Date (and any modification of any servicing agreement in effect as of the Closing Date) for the administration and/or collection of Payments made by an Account Debtor with respect to Accounts and other Collateral (a "New Servicing Agreement"), shall require the Servicing Agents and other Persons (including any collection agent, agency or attorney) to pay Collections (net of any collection costs and other fees permitted to be deducted from Collections by the express terms of the corresponding New Servicing Agreement) to the Credit Parties (or their designees) no later than 15 days after the last day of each calendar month. Contemporaneously with the execution and delivery of any New Servicing Agreement, the applicable Credit Party shall deliver to the Servicing Agent under such New Servicing Agreement Written Instructions directed to the Servicing Agent duly acknowledged by the Servicing Agent. Within a reasonable period of time of entering into a new Servicing Agreement, the Credit Party shall deliver to Agent a copy of the Written Instructions duly executed by the corresponding Servicing Agent.

(d) Borrowers and the other Credit Parties shall cause any Servicing Agent and other Person (including any collection agent, agency or attorney) involved in the collection of Accounts and other Collateral and/or the receipt of any Payments or Collections as of the Closing Date whose Collections (net of any collection costs and other fees permitted to be deducted from Collections by the express terms of the corresponding servicing agreement) in the aggregate for all Credit Parties during the past Fiscal Quarter meet or exceed the Servicing Threshold to deposit, transfer, and disburse all Payments, Collections and other sums and amounts directly into a Blocked Account established and maintained by a Credit Party with Agent promptly after receipt thereof by Servicing Agent or other Person, but in no event later than the date that is fifteen (15) calendar days after receipt thereof.

(e) Without limiting any provision, agreement, appointment or power of attorney granted in any of the Collateral Documents, the Credit Parties hereby irrevocably constitutes and appoints Agent with full power of substitution, as Credit Parties' true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Parties and in the name of Credit Parties or in its own name, from time to time in Agent's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to notify and instruct all Servicing Agents and other Persons (including any collection agent, agency or attorney) involved in the collections of Accounts and other Collateral and/or the receipt of any Payments or Collections to deposit, transfer, and disburse all Payments, Collections and other sums and amounts directly into an account established and maintained by Agent promptly after receipt thereof by Servicing Agent or other Person, but in no event later than the date that is fifteen (15) calendar days after receipt thereof. Agent agrees to exercise such power-of-attorney only upon the occurrence and during the continuance of a Default which is not reasonably capable of being cured, or an Event of Default. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.

(f) Borrowers and the other Credit Parties shall deliver to Agent true and correct fully-executed copies of any servicing agreement or agreements by or between any Credit Party and any Servicing Agent, pursuant to which such Servicing Agent is responsible for or involved in the collections of Accounts and other Collateral and/or the receipt of any Payments or Collections (net of any collection costs and other fees permitted to be deducted from Collections by the express terms of the corresponding servicing agreement) in the aggregate for all Credit Parties during any Fiscal Quarter that meet or exceed the Servicing Threshold. At Agent's request, upon the occurrence of a Default, which is not reasonably capable of being cured, or an Event of Default, the applicable Credit Party shall give irrevocable written instructions to such Servicing Agent to make all payments owing to the Credit Party under the servicing agreement directly to Agent upon receipt of written demand to do so, and shall assign to Agent, as collateral, all of such Credit Party's right, title and interest in and to such servicing agreements.

(g) Within 30 days of any acquisition of any Portfolio having a purchase price greater than $5,000,000.00 by any Credit Party, such acquiring Credit Party shall provide Agent with evidence (including a bill of sale or assignment, if any) of such Credit Party's acquisition and ownership of such Portfolio, free and clear of all Liens, except Permitted Encumbrances. At any time (and from time to time) from and after the Closing Date, any Credit Party owning any Portfolio having a purchase price greater than $5,000,000.00 shall, upon request of Agent, provide Agent with evidence of such Credit Party's acquisition and ownership of such Portfolio, free and clear of all Liens, except Permitted Encumbrances.

(h) Borrowers shall notify Agent in writing promptly after any Servicing Agent or other Person (including any collection agent, agency or attorney) under any servicing agreement with any Credit Party, including, without limitation, the Servicing Agent under the Unifund Master Servicing Agreement, is entitled (or claims to be entitled) to receive payment, fees, premiums or other compensation (however characterized) in excess of 51% of the Collections obtained by such Servicing Agent or other Person relating to any Portfolio under any servicing agreement.

(i) In the event a deposit account control agreement or other similar document is entered into by a Servicing Agent for the benefit of any Credit Party with respect to any deposit account into which any Payments, Collections or other Collateral will be deposited, the applicable Credit Party shall cause Agent to be added (as co-beneficiary with such Credit Party) to such deposit account control agreement or other similar document in a manner reasonably acceptable to Agent. In the event the applicable Credit Party is unable to add Agent as a co-beneficiary, after using such Credit Party's best efforts to do so, the applicable Credit Party shall make arrangements to protect and preserve Agent's liens and security interests in the Collateral, including, without limitation, such Credit Party's right, title and interest under such deposit account control agreement in a manner reasonably acceptable to Agent.

(j) With respect to each set of Written Instructions given to a Servicing Agent whose Collections (net of any collection costs and other fees permitted to be deducted from Collections by the express terms of the servicing agreement that corresponds to such Servicing Agent) in the aggregate for all Credit Parties during any Fiscal Quarter meet or exceed the Servicing Threshold, the Credit Parties shall use best efforts (including, without limitation, commencement of appropriate legal action) to enforce the terms of such Written Instructions, including, without limitation, such Servicing Agent's duties to make all payments owing to Credit Parties by wire transfer of cash credit directly into a Blocked Account established and maintained by a Credit Party with Agent and to deposit, transfer, and disburse all Payments, Collections (net of any collection costs and other fees permitted to be deducted from Collections by the express terms of the corresponding servicing agreement) and other sums and amounts directly into a Blocked Account established and maintained by a Credit Party with Agent promptly after receipt thereof by Servicing Agent.

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

(k) The Credit Parties shall, on a Fiscal Quarter basis, notify Agent in writing of any changes to the information contained on the Disclosure Document that identifies the Servicing Agents involved in the collection of any Payments, Accounts and Portfolios.

         5.12 Inactive Subsidiaries. None of the Inactive Subsidiaries will perform or conduct or attempt to perform or conduct any business activities whatsoever, other than the collection or liquidation of currently owned assets, the proceeds of which such Inactive Subsidiary shall promptly deliver to Agent.

         5.13 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

6. NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination
Date:

         6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, except that the Borrowers may form Non-Credit Party Affiliates, and Palisades and Asta Funding may form Subsidiaries that will become Credit Parties, and Palisades and Asta Funding may form Subsidiaries for acquisitions or investments made to the extent permitted by this Section 6, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, or all or substantially all of the assets constituting the business of a division, branch or other unit of operation of any Person, except that (i) any Borrower may merge with another Borrower, provided that prior written notice of such merger shall be given to Agent and further provided that Borrower Representative shall be the survivor of any such merger to which it is a party, (ii) and any Inactive Subsidiary may merge into a Credit Party, provided that such Credit Party shall be the survivor of any such merger, (iii) any Borrower may acquire all or substantially all of the assets of another Credit Party, and (iv) any Borrower may form a wholly-owned Subsidiary to effectuate a change in its capital structure as permitted under and in accordance with Section 6.5.

         6.2 Investments; Revolving Loan and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable or other evidences of indebtedness, (b) in addition to intercompany loans and advances permitted under Section 6.3, Borrowers may make investments in Non-Credit Party Affiliates that are otherwise permitted hereunder, (c) sales of Accounts on deferred payment terms in the ordinary course of business that could not reasonably be expected to have a Material Adverse Effect and, to the extent applicable, in compliance with Section 6.8 hereof, (d) investments in consumer financial services companies of up to $1,000,000 each (but in no event more than $5,000,000.00 in the aggregate for all Credit Parties during the term of the Revolving Loan), (e) $1,000,000 in the aggregate at any time outstanding for all Credit Parties during the term of the Revolving Loan of other loans or credits, (f) investments in, or acquisitions of, consumer financial services companies funded by stock of ASTA Funding in accordance with the terms and provisions of Section 6.5 hereof, (g) investments of proceeds from the issuance or sale of stock, warrants or other securities pursuant to Section 6.5 in Cash Equivalent Investments and pledged to Agent as additional Collateral until used in accordance with Section 6.5, which pledge shall be perfected in a manner reasonably acceptable to Agent.

         6.3      Indebtedness.

                  (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness (including Subordinated Debt), except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Revolving Loan and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in the Disclosure Document and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Sections 6.6 and, 6.17; (vi) Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party; provided, that: (A) each Credit Party shall have executed and delivered to each other Credit Party, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Party, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged to Agent and the originals of which shall be delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Credit Party shall record all intercompany transactions on its books and records in accordance with past practice; (C) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder as set forth in Section 12.9 of this Agreement; and (D) at the time any such intercompany loan or advance is made by any Credit Party to any other Credit Party and after giving effect thereto, each such Credit Party shall be Solvent; and (E) no Default, which is not reasonably capable of being cured, or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vii) interest rate cap, swap or collar agreements, or similar agreements or arrangements to provide protection against fluctuations in interest rates or foreign currencies, on terms and in form reasonably acceptable to Agent; (viii) the obligations of each Credit Party for the deferred portion of the purchase price of a Portfolio; (ix) Subordinated Debt, provided that (A) no Default, which is not reasonably capable of being cured, or Event of Default would occur and be continuing after giving effect to any such proposed Subordinated Debt, and (B) the Credit Parties shall have obtained the prior written consent of Agent and the Requisite Lenders with respect to such Subordinated Debt, which consent shall not be unreasonably withheld or delayed; and (x) an amount not to exceed $2,500,000.00 in the aggregate at any time outstanding for all Credit Parties during the term of the Revolving Loan in unsecured Indebtedness owing to non-Affiliates.

                  (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any material Indebtedness or in respect of any Indebtedness, the result of which could reasonably be expected to have a Material Adverse Effect, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c);
(iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); and (iv) as otherwise permitted in
Section 6.14.

         6.4      Employee Loans and Affiliate Transactions.

                  (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions (other than the transactions permitted under clause (b) below) involves payments in excess of $500,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described in the Disclosure Document.

                  (b) In the event any Advance relates to a Portfolio to be acquired by an Affiliate, irrespective of the Portfolio Acquisition Cost of such Portfolio, prior to Lenders making such Advance, such Affiliate shall execute and deliver Agent's form of joinder agreement relative to this Agreement and the Collateral Documents, Affiliate Guaranty, Affiliate Security Agreement, Affiliate Confirmation, UCC-1 Financing Statements and all such other documents as Agent shall reasonably request, pursuant to which such Affiliate shall become a Credit Party hereunder, including, evidence of the good standing of such Affiliate and UCC Searches, all in form acceptable to Lender.

                  (c) No Credit Party shall enter into any lending or borrowing transaction with any employees or consultants of any Credit Party, except loans to its respective employees and consultants in the ordinary course of business up to a maximum, in the aggregate for all employees and consultants, at any one time of $500,000.00.

         6.5 Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to materially adversely affect the repayment of the Revolving Loan or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in the Disclosure Document, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock.

                  Notwithstanding the foregoing, and provided that no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, a Credit Party may, upon prior written notice thereof to Agent, issue or sell shares of Stock of such Credit Party, warrants or other securities convertible into Stock of such Credit Party, provided that the proceeds from the issuance or sale of such Stock, warrants or other securities shall be applied to reduce the Revolving Loan or used by such Credit Party only for the following additional purposes and subject to the following additional requirements and conditions: (x) the proceeds from the issuance or sale of such Stock, warrants or other securities may be used by such Credit Party to acquire Eligible New Portfolios or Rejected Portfolios as to which the Agent, on behalf of the Lenders has a first priority, perfected Lien on the Accounts comprising such acquired Eligible New Portfolio or Rejected Portfolio, as the case may be, subject only to Permitted Encumbrances; or (y) the proceeds from the issuance or sale of such Stock, warrants or other securities may be used by such Credit Party (subject to the further limitations and prohibitions set forth in Section
6.1 hereof) to acquire the assets of one or more existing consumer financial services businesses so long as: (i) no more than Twenty Million Dollars ($20,000,000.00), taken as a whole, in the aggregate for all Credit Parties for all issuances or sales of Stock, warrants or other securities during the term of the Revolving Loan is used to acquire the assets of existing consumer financial services businesses, and (ii) no more than forty percent (40%) of the proceeds from all issuances or sales of Stock, warrants or other securities, taken as a whole, in the aggregate for all Credit Parties during the term of the Revolving Loan is used to acquire the assets of existing consumer financial services businesses, and (iii) such acquisitions are limited solely to the assets of one or more existing consumer financial services businesses and no Credit Party acquires any Stock of any Person, and (iv) Borrowers shall have notified Agent in writing in each instance of any such acquisition on the earlier of: (aa) three (3) days of the date on which any Credit Party executes any agreement, pursuant to which such Credit Party agrees to such acquisition, and (bb) fifteen
(15) calendar days prior to such acquisition, and (v) prior to such Credit Party's acquisition of the assets of any such business, Borrowers shall have provided Agent with a written statement to Agent and Lenders (certified to be true, correct and complete in all respects by Borrower Representative's Chief Financial Officer or President) that no Default or Event of Default has occurred under the Revolving Loan or any of the Loan Documents and that no Default or Event of Default is anticipated, projected or contemplated to occur as a result of such Credit Party's acquisition of the assets of any such business. Until the proceeds from the issuance or sale of stock, warrants or other securities pursuant to this Section 6.5 are used in accordance with this Section 6.5, the applicable Credit Party may invest such proceeds in Cash Equivalent Investments which are pledged to Agent as additional Collateral and perfected in a manner reasonably acceptable to Agent.

Notwithstanding anything set forth herein to the contrary, a Credit Party may change its capital structure from a corporation to a limited liability company or from a limited liability company to a corporation provided that (i) Agent shall have consented to such transaction, (ii) the Credit Parties have executed any documentation and taken any steps reasonably requested by Agent, including, any documentation required by Agent to ensure Agent has a first priority lien on the Stock and assets of such Credit Party after giving effect to any such change and (iii) Agent shall have on or prior to such change received consolidated and consolidating income statements, statements of cash flows and balance sheets of the Borrowers which shall provide all required information both before and after giving effect to such change and otherwise in form and substance satisfactory to Agent to ensure that such change does not affect any of the obligations of the Credit Parties under any Loan Document or any rights of Agent or Lenders with respect to the Credit Parties. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

         6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

         6.7 Liens; Lien Release. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Portfolios, Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on the Disclosure Document securing the Indebtedness described on the Disclosure Document and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures and other capital assets acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets), (d) Liens securing Indebtedness permitted under Section 6.3(a)(i) as provided for therein, (e) Liens arising from precautionary UCC-1 financing statements with respect to Equipment or Real Estate which is the subject of an operating lease, (f) Liens against the assets of Non-Credit Party Affiliates to secure loans in connection with the acquisition of Portfolios by Non-Credit Party Affiliates which have been declined by the Lenders. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto, and (g) claims and other Liens of attorneys and servicers in the ordinary course of business relating to Portfolios and Accounts (and the Proceeds thereof) that they are collecting or servicing.

In connection with any disposition of Accounts, and subject to the terms of this paragraph, Agent, on behalf of Lenders, hereby authorizes Borrower or its designees to file a partial release of those (and only those) liens and security interests of Agent that are necessary to permit the applicable Credit Party to effect such disposition in the ordinary course of business and in accordance with this Agreement, which authorization shall become effective upon, and only upon, satisfaction and performance of all of the following additional conditions precedent: (i) at the time of such disposition and after giving effect thereto, no Default, which is not reasonably capable of being cured, has occurred, and no Event of Default shall have occurred and is continuing, (ii) the Net Sales Proceeds generated from such disposition (whether in a single transaction or a series of transactions that could reasonably be deemed to be part of the same transaction) shall not exceed an amount equal to $5,000,000.00, (iii) the applicable Credit Party proposing to dispose of such portion of a Portfolio shall have notified Agent in writing of such proposed disposition contemporaneously with such Credit Party's disposition, which notification shall be in form and content reasonably acceptable to Agent, (iv) Agent shall be entitled to immediately make appropriate adjustments to the Collateral, the Borrowing Base and Borrowing Availability based on the effect of such disposition, (v) the partial release of Agent's liens and security interests shall relate solely and exclusively to the Accounts that are the subject of such disposition, and (vi) all cash proceeds from the disposition of such portion of a Portfolio shall be deposited directly into a Blocked Account established and maintained by Agent, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non-Affiliates), and (B) sales, transfer, and similar taxes payable by such Credit Party in connection therewith.

In connection with any disposition of Accounts in which the Net Sales Proceeds generated from the disposition of such Accounts, whether in a single transaction or a series of transactions that could reasonably be deemed to be part of the same transaction, exceeds an amount equal to $5,000,000.00, Agent shall (in a separate writing made by Agent at the time of each such disposition) either authorize Borrowers and the applicable Credit Parties (and their designees) to file such partial releases of Agent's liens and security interests or confirm in writing Agent's partial release of its liens and security interests, as requested by the applicable Credit Party, as are necessary to permit the applicable Credit Party to effect such disposition, provided that: (i) at the time of such disposition and after giving effect thereto, no Default, which is not reasonably capable of being cured, has occurred, and no Event of Default has occurred and is continuing, (ii) the applicable Credit Party proposing to dispose of such Portfolio shall have notified Agent in writing of such proposed disposition at least two (2) Business Days prior to the scheduled disposition of such Accounts and shall have delivered to Agent the form of partial release to be filed in connection with such disposition, (iii) Borrowers shall have provided Agent with a proforma statement showing the effect of such disposition on the Collateral, the Borrowing Base and Borrowing Availability, (iv) Agent shall be entitled to immediately make appropriate adjustments to the Collateral, the Borrowing Base and Borrowing Availability based on the effect of such disposition, (v) the partial release of Agent's liens and security interests shall relate solely and exclusively to the Accounts that are the subject of such disposition, and (vi) all cash proceeds from the disposition of such Portfolio or portion thereof shall be deposited directly into a Blocked Account established and maintained by Agent, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non Affiliates), and (B) sales, transfer, and similar taxes payable by such Credit Party in connection therewith.

The Credit Parties shall have the right to transfer or dispose of Accounts in which one or more Credit Parties agree to extend credit to such Credit Party's purchaser or transferee for the acquisition of such Accounts, provided such credit is secured by such Accounts and such Credit Party is given a promissory note or Chattel Paper to evidence all or a portion of the sales proceeds (hereinafter individually called a "Disposition on Credit" or collectively, "Dispositions on Credit"), provided that the following conditions precedent are satisfied and performed: (a) the outstanding obligations owed to one or more Credit Parties under all Dispositions on Credit (whether or not evidenced by such promissory notes, Chattel Paper or other similar instruments), in the aggregate for all Credit Parties at any given time, shall not exceed an amount equal to $20,000,000.00 and (b) no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing.

In the event of any disposition of any Accounts, pursuant to which the applicable Credit Party proposing to dispose of such Accounts is given a promissory note, Chattel Paper or similar instrument to evidence all or a portion of the sales proceeds, the applicable Credit Party disposing of such Accounts shall perform the following: (A) in the case of a promissory note, (i) the original promissory note or similar instrument delivered in connection with such disposition shall be assigned and endorsed (on the face of such promissory note in a conspicuous manner) to the order of Agent, as agent for the Lenders, together with the following written indication: "This promissory note has been assigned as collateral to ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking corporation, as Agent," (ii) at the reasonable request of Agent, the original promissory note shall be delivered to Agent, (iii) the applicable Credit Party shall be granted a first-priority Lien and security interest in the Accounts which is the subject of such disposition (and such security interest shall be perfected by filing a UCC-1 Financing Statement in the appropriate office), (iv) the Lien and security interest granted in favor of such applicable Credit Party in connection with the disposition of such Accounts (together with the UCC-1 Financing Statement) shall, if requested by Agent, be assigned to Agent for the benefit of the Lenders in a manner reasonably acceptable to Agent, and (v) the applicable Credit Party shall give written instructions to the maker of such promissory note (with a copy thereof to Agent) to make all payments under such promissory note to the Blocked Account established and maintained by such Credit Party with Agent; and (B) in the case of any tangible Chattel Paper, (i) such Credit Party shall place or cause to be placed on the face of each individual item of tangible Chattel Paper, in a conspicuous manner, the following written indication or legend: "This document has been assigned as collateral to ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking corporation, as Agent, and is subject to a lien and security interest granted in favor of Agent," (ii) the applicable Credit Party shall be granted a first-priority Lien and security interest in the Accounts which is the subject of such disposition (and such security interest shall be perfected by filing a UCC-1 Financing Statement in the appropriate office) and the Lien and security interest granted in favor of such applicable Credit Party in connection with such Chattel Paper (along with the UCC-1 Financing Statement) shall, if requested by Agent, be assigned to Agent for the benefit of the Lenders in a manner reasonably acceptable to Agent,
(iii) the applicable Credit Party shall give written instructions to the obligor under such item of Chattel Paper (with a copy thereof to Agent) to make all payments under such Chattel Paper to the Blocked Account established and maintained by such Credit Party with Agent, and (iv) if reasonably requested by Agent, such tangible Chattel Paper shall be delivered to Agent; and (C) in the case of electronic Chattel Paper, (i) such Credit Party shall indicate or cause to be indicated on each individual electronic or intangible item constituting Chattel Paper, in a conspicuous manner, the following electronic indication or legend: "This entry, information and material and the rights arising thereunder have been assigned as collateral to ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking corporation, as Agent, and is subject to a lien and security interest granted in favor of Agent" (ii) the applicable Credit Party shall be granted a first-priority Lien and security interest in the Accounts which is the subject of such disposition (and such security interest shall be perfected by filing a UCC-1 Financing Statement in the appropriate office) and the Lien and security interest granted in favor of such applicable Credit Party in connection with such Chattel Paper (along with the UCC-1 Financing Statement) shall, if requested by Agent, be assigned to Agent for the benefit of the Lenders in a manner reasonably acceptable to Agent, (iii) the applicable Credit Party shall give written instructions to the obligor under such item of Chattel Paper (with a copy thereof to Agent) to make all payments under such Chattel Paper to the Blocked Account established and maintained by such Credit Party with Agent, and
(iv) if reasonably requested by Agent, the applicable Credit Parties shall enter into such agreements (in form reasonably acceptable to Agent), such that Agent shall have control of the electronic Chattel Paper. The applicable Credit Party agrees not to change any payment instructions given to the maker of any promissory note or the obligor under any Chattel Paper, without the prior written consent of Agent, which consent shall not be unreasonably withheld.

         6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, lease, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than
(a) the sale of Portfolios and Accounts in the ordinary course of business in accordance with the terms of this Agreement, (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having an appraised value not exceeding $250,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year, (c) the sale, transfer, conveyance or other disposition by a Credit Party of other Equipment and Fixtures having a value not exceeding $250,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year, (d) the lease, sublease or license of real property, provided that such real property is not necessary for the operations of Borrowers' business, at the time thereof and after giving effect thereto, no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, and (e) the transfer of assets permitted under clause (iii) of Section 6.1. With respect to any disposition of assets or other properties permitted pursuant to clauses (b), (c) and (e) above, subject to Section 1.2(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements or authorizations to file appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

         6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

         6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any material respect, or form the basis for any material Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         6.12 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except (a) with respect to Accounts in the ordinary course of the Credit Party's business, (b) for debt owing by employees or consultants permitted under Section 6.4(b) which is cancelled and treated as compensation expense and (c) for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

         6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) payments of principal and interest on intercompany loans and advances between Borrowers to the extent permitted by Sections 6.2 and 6.3, (b) so long as there is no unwaived or uncured Default, which is not reasonably capable of being cured, or Event of Default, the Credit Parties shall be permitted to pay dividends, and upon the occurrence of a Default, which is not reasonably capable of being cured, or an Event of Default, only dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, and (c) employee or consultant loans permitted under Section 6.4.

         6.15 Change of Corporate Name or Location; Change of Fiscal Year. Except as expressly permitted under Section 6.5, no Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least 14 days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall change its Fiscal Year without Agent's prior written consent, which consent will not be unreasonably withheld.

         6.16 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that directly or indirectly restricts, prohibits or requires the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

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

         6.17 No Speculative Transactions. No Credit Party may engage in any material transaction involving interest swaps, caps or collars, subject to the Agent's prior written consent.

         6.18 Leases; Real Estate Purchases. No Credit Party shall enter into or be a party to any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for all Credit Parties on a consolidated basis would exceed $3,000,000.00. No Credit Party shall purchase a fee simple ownership interest in Real Estate unless (i) Agent receives 10 days prior written notice of such purchase, (ii) at its request, Agent shall have received a mortgage or other similar instrument on such Real Estate, in form and substance satisfactory to Agent, and (iii) the purchase of any Real Estate shall be on terms reasonably satisfactory to Agent.

         6.19 Changes Relating to Subordinated Debt; Material Contracts. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate on, or fees in respect of, such Subordinated Debt; (ii) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates;
(iii) change any covenant, default or event of default other than to delete or make less restrictive any covenant, default or event of default provision therein, or add any covenant, default or event of default with respect to such Subordinated Debt; (iv) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Subordinated Debt; (vi) change any subordination or intercreditor provisions of such Subordinated Debt; (vii) change any provisions providing that payments of interest, principal or other obligations in respect of such Subordinated Debt may not be made in cash or must be paid in a form other than cash; or (viii) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

         6.20 Credit Parties Other than Borrowers. From and after the Closing Date, none of the Credit Parties other than Borrowers shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations), except that Asta Funding may acquire tangible assets in its own name for use and operation by its Subsidiaries, and may acquire Portfolios in its own name for purposes of promptly transferring and assigning such Portfolios to a Borrower or other Credit Party. Notwithstanding the foregoing, nothing herein shall limit any Credit Party from engaging in activities incidental to (a) the maintenance of its corporate existence in compliance with applicable law, and (b) legal, tax and accounting matters in connection with any of the foregoing activities.

         6.21 Adverse Transactions. No Credit Party shall enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction the performance of which in the future does or could reasonably be expected to result in a breach of any covenant contained herein or giving rise to a Default, which is not reasonably capable of being cured, or Event of Default.

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

         6.22 Disaster Recovery Plan. The Borrowers agree that they will not make any amendments, modifications or other changes to the Disaster Recovery Plan or any agreements related thereto without the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed.

         6.23 Limitation on Collection Fees. No Credit Party shall enter into any agreement to pay (and no Credit Party shall pay or permit to be paid) any sums or amounts to any Servicing Agent or other Person (including any collection agent, agency or attorney) as collection fees, collection charges, contingent fees, premiums, compensation for services rendered or excess fees (however characterized) in excess of an amount equal to fifty-one percent (51%) of the Collections obtained by such Servicing Agent or other Person relating to Portfolios, except after prior written notice to Agent.

         6.24 No Amendment to Servicing Agreements. No Credit Party shall amend, change, modify or alter (or permit to be amended, changed, modified or altered) any agreement, including any servicing agreement, relating to the collection or receipt of Payments, Collections or Proceeds of any Accounts of any of the Credit Parties in any material respect in which the Collections (net of any collection costs and other fees permitted to be deducted from Collections by the express terms of the corresponding servicing agreement) in the aggregate for all Credit Parties during any Fiscal Quarter meet or exceed the Servicing Threshold, except if that Credit Party promptly provides a copy thereof to Agent and the Lenders.

7. TERM

         7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Revolving Loan and all other Obligations shall be automatically due and payable in full on such date.

         7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Revolving Loan or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.12 and 1.13, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

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

         8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Revolving Loan or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.3, 1.5, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively, and the same shall remain unremedied for 5 days or more, without any duty on the part of Agent or Lenders to give notice to Borrowers of such failure or neglect.

                  (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for 10 days or more after written notice of such failure or neglect.

                  (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 5 days or more after written notice of such failure or neglect; provided, however, that with respect to the provisions of Section 5.2(a), unless such failure or neglect to perform could reasonably be expected to result in a Material Adverse Effect, the Credit Parties shall in any event have 3 Business Days, commencing on the date a Senior Executive or other Person with managerial responsibility has knowledge of such failure or neglect, within which to cure or remedy such failure or neglect.

                  (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $100,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document is untrue or incorrect in any material respect or any representation or warranty in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Credit Party, the aggregate fair market value of which is $250,000 or more for all Credit Parties, are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more (unless in the case of any attachment with respect to which the applicable creditor does not have [and no person for the benefit of such creditor has] or obtains physical possession of any assets of any Credit Party, and such claim is being contested in good faith by such Credit Party or is fully bonded).

                  (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 30 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

                  (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of an amount in excess of $500,000 in the aggregate at any time is or are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; provided however, in the event such judgment relates to Accounts for which such Credit Party has a right of indemnification from the originator or seller of that Account, then a final judgment or judgments for the payment of an amount in excess of $1,000,000 in the aggregate at any time is or are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay, provided such judgment relates to Accounts for which such Credit Party is fully indemnified by the originator or seller of that Account.

                  (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien on any material assets created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l) Any Change of Control occurs.

                  (m) Any default or breach by any Credit Party or any other guarantor, grantor or pledgor in the observance or performance of any covenant or agreement contained or incorporated by reference in any Collateral Document and such default shall continue beyond the grace period, if any, provided in such Collateral Document.

         8.2      Remedies.

                  (a) If any Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances, whereupon any additional Advances shall be made or incurred in the sole discretion of the Requisite Lenders so long as such Default, which is not reasonably capable of being cured, or Event of Default is continuing. If any Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Revolving Loan to the Default Rate.

                  (b) If any Event of Default has occurred and is continuing, Agent may, and at the written request of the Requisite Lenders, shall, without notice: (i) terminate the Revolving Loan facility with respect to further Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Revolving Loan to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12), to the extent permitted by law: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevin, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

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9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

         9.1      Assignment and Participations.

                  (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Revolving Loan and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) attached to the Disclosure Document and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Revolving Loan to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000, except that the limitations contained in this clause 9.1(a)(iii) shall not apply to any assigning Lender having Commitments of less than $10,000,000, so long as such assigning Lender, in connection with such assignment, shall have assigned all, and not less than all, of such assigning Lender's Commitments; (iv) with respect to any assignment of the Revolving Loan Commitment or the Revolving Loan, be for a ratable portion of the assigning Lender's interest in the Revolving Loan Commitment and the Revolving Loan; (v) include a payment to Agent of an assignment fee of $3,500 by either assignee Lender or assignor Lender; (vi) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee and (vii) unless such an assignment is to an Affiliate of such Lender, Lender shall give notice to the other Lenders of any intent to assign. Such Lenders shall be permitted to purchase such assignment on terms agreed to by assignor Lender and assignee Lender. If more than one Lender wishes to purchase the Revolving Loan or Commitments from the assigning Lender, such assignments to Lenders will be allocated on a pro-rata basis. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make the Revolving Loan hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document. The Agent shall maintain at its address referred to in Section 11.10 a copy of each Assignment Agreement delivered to and accepted by it and a register of the recordation of the names and addresses of the Lenders and the Commitments, and principal amounts thereunder owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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

                  (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.10, 1.12, 1.13 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Loan, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials.

                                       56
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                  (e) Any Lender may furnish any information concerning Credit
Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Revolving Loan or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.13(a), increased costs under Section 1.13(b), an inability to fund LIBOR Loans under Section 1.13(c), or withholding taxes in accordance with Section 1.12(a).

         9.2 Appointment of Agent. IDB is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by IDB or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

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

         9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4 IDB and Affiliates. With respect to its Commitments hereunder, IDB shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include IDB in its individual capacity. IDB and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if IDB were not Agent and without any duty to account therefor to Lenders. IDB and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between IDB as a Lender holding disproportionate interests in the Revolving Loan and IDB as Agent. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent" or "documentation agent", if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "syndication agent" or "documentation agent", if any, shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         9.5      Intentionally Omitted.

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

         9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

         9.7 Successor Agent. Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank, commercial finance company or financial institution or a subsidiary of a commercial bank, commercial finance company or financial institution if such commercial bank, commercial finance company or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default, which is not reasonably capable of being cured, or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

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

         9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due. Subject to the application of any amounts received as a result of this Section 9.8 in accordance with Section 1.15(b), any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.10, 1.12 or 1.13). Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Revolving Loan made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Revolving Loan and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored together with interest at such rate, if any, as such Lender is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

         9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a) Advances; Payments.

                      (i) Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Tranche A Advance or Notice of Tranche B Advance, as the case may be, and in any event prior to 2:00 p.m. (New York time) on the date such notice is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Base Rate Loan, and not later than 1:00 p.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Tranche A Advance or Notice of Tranche B Advance, as the case may be. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind. In the event Agent makes any Advance (in accordance with Section 2.2 hereof) available to Borrowers after 1:00 p.m. (New York time) on the requested funding date, on behalf of any Lender who is unable to make the amount of such Lender's Pro Rata Share of such Advance available to Agent in a timely manner in accordance with this Agreement, then the Lender or Lenders on whose behalf Agent makes such Advance shall repay the amount of such Advance to Agent (prior to any other repayment or reimbursement obligations arising under this Agreement) in full no later than the next Business Day on the terms set forth in this Agreement, regardless of the occurrence of any subsequent Default or Event of Default, and in such event Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

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                      (ii)  On the 2nd Business Day of each calendar week or
more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Revolving Loan held by it (promptly upon receipt by Agent of such Borrowers' payments), except that with respect to a LIBOR Loan, such principal and interest shall be paid on the last day of the relevant LIBOR Period. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

                  (c) Return of Payments.

                      (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                      (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of the Revolving Loan held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Dissemination of Information. Agent shall provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders (except as otherwise provided below), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders, as applicable, in accordance with the terms hereof; provided, however, that each Lender may, upon 15 Business Days' prior written demand on Agent and Agent's failure or refusal to commence to take commercially reasonable enforcement actions within such 15-day period, commence an action against any Borrower or any Guarantor and obtain a judgment against any such Person, but in no event shall any Lender take any action to execute on such judgment or to enforce such judgment in any manner, whether against any Borrower, any Guarantor or any Collateral, without the prior written consent of Agent.

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                  (g) Notice of Field Exams. Agent will give Lenders at least 2 days' prior written notice of regularly scheduled field exams of Borrowers' books, records and Accounts.

10. SUCCESSORS AND ASSIGNS

         10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

         11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter or fee letter (other than the IDB Fee Letter and Lenders' Fee Letters) or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

         11.2     Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall only require the written consent of Requisite Lenders, Agent and Borrowers.

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                  (b) (i) No modification, amendment or waiver of any provision of this Agreement, the other Loan Documents or any other documents executed in connection herewith or therewith and no consent by the Lenders or the Agent to any departure therefrom by Borrowers or Guarantors shall be effective unless such modification, amendment, waiver or consent shall be in writing and signed by the Agent and all Requisite Lenders, and, in the case of a modification or amendment other than those described in clause (z) of this Section 11.2(b)(i), by a duly authorized officer of the Borrower Representative, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that (x) no provision hereof which expressly requires the consent, approval or waiver by all Lenders may be amended, modified or waived except by all Lenders; (y) none of the following may be amended, modified or waived except with the written consent of all Lenders and the Agent: (i) the definition of "Collateral," (ii) the definitions of "Revolving Loan Commitment" and "Borrowing Base" as set forth herein, provided, however, that the foregoing shall not limit the discretion of the Agent to the extent set forth in this Agreement or in the definition of "Borrowing Base," (iii) the definitions of "Commitment Termination Date" and "Requisite Lenders" and "Tranche A Borrowing Availability" and "Tranche B Borrowing Availability" and "Loan Value of Eligible Existing Portfolio" and "Loan Value of Eligible New Portfolio" and "Eligible Existing Portfolio" and "Eligible New Portfolio," (iv) the provisions of this Section 11.2(b)(i), and
(v) any provision governing or providing for (A) the rate of interest payable on the Revolving Credit Advances, (B) mandatory prepayments of principal thereof,
(C) fees or other amounts payable to any of the Lenders or (D) the due date for payment of any principal, interest or fees hereunder; and (z) none of the following shall require the consent, authorization or approval of Borrowers: amendment or modification of any agreement to which Borrowers are not a party. None of the provisions governing or providing for fees or other amounts payable to the Agent may be amended, modified or waived except with the written consent of the Agent. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. No failure or delay by the Agent to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.

(ii) Notwithstanding any term, condition, provision, prohibition, limitation, agreement, understanding, or requirement contained in this Agreement or in any of the other Loan Documents to the contrary: (i) IDB shall have the right (without the approval or consent of any of the Lenders), but not the duty or obligation, to increase the Revolving Loan Commitment of IDB hereunder from the commitment amount set forth on Annex J attached hereto to a maximum commitment amount of $35,000,000.00 (which increases may be made by IDB from time to time in such increments as IDB may determine in its sole and absolute discretion), in which event the Revolving Loan Commitment of IDB shall be the previous Revolving Loan Commitment plus any increases thereto made by IDB, and IDB's Pro Rata Share shall be adjusted to reflect IDB's increased Revolving Loan Commitment, and (ii) at the written request of Borrower Representative, and upon approval by Agent (which approval may be withheld in the sole and absolute discretion of Agent), from time to time subsequent to the date hereof, additional Lenders may become parties to this Agreement and to the other Loan Documents as additional Lenders (each, an "Additional Lender") in order to increase the total Revolving Loan Commitment hereunder, by executing a counterpart of this Agreement substantially in the form of Annex L attached hereto. Agent shall notify the Lenders of Agent's intention to add Additional Lenders to this Agreement and the other Loan

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Documents. Each Lender shall have a reasonable period of time after notice by
Agent to notify Agent of such Lender's desire and commitment to increase its Revolving Loan Commitment, as may be increased from time to time in accordance with this Section. In the event a Lender determines not to increase its Revolving Loan Commitment, Agent shall be free to solicit third-party Additional Lenders. Additional Lender shall execute and deliver to Agent such additional agreements, confirmations and documents as Agent may require in order to effectuate the addition of such Additional Lender and to confirm Additional Lender's duties, obligations and liabilities under this Agreement and the other Loan Documents. One or more Additional Lenders may become parties to this Agreement and to the other Loan Documents from time to time without the approval or consent of any of the Lenders, and each Lender hereby waives any right to approve adding one or more Additional Lenders; provided, however, that the aggregate commitment of all Lenders, including Additional Lenders, to make Revolving Credit Advances shall not exceed an amount equal to Eighty Million Dollars ($80,000,000.00). Upon delivery of any such counterpart to Agent, each Additional Lender shall be a Lender and shall be as fully a party hereto as if such Additional Lender were an original signatory hereto. Each Borrower hereby acknowledges and agrees that any addition of any Additional Lender to this Agreement shall give rise to a direct obligation of Borrowers to such Additional Lender and that the Additional Lender shall be considered to be a "Lender" and shall be entitled to all of the rights, remedies, as applicable, benefits and privileges afforded all other Lenders hereunder. Each Borrower and other Credit Party shall execute and deliver to Agent and Lenders such agreements and documentation relative to the increase in the Revolving Loan Commitment of IDB and relative to the adding of such Additional Lender and increase in the aggregate Revolving Loan Commitment as Agent may reasonably require, including, without limitation, a Revolving Note for IDB in the amount of the increase in IDB's Revolving Loan Commitment (or, at IDB's election, an amended and restated Revolving Note in the total amount of IDB's Revolving Loan Commitment) and a Revolving Note for each Additional Lender in the amount of such Additional Lender's Revolving Loan Commitment, such amendments or additions to the other Loan Documents, including the Collateral Documents, as Agent may reasonably require to reflect the addition of the Additional Lender and the increase in the aggregate Revolving Loan Commitment, and such other documents as Agent may require to confirm all Credit Parties' duties and obligations under this Section 11.2(b)(ii). Each Borrower and other Credit Party expressly agrees that its obligations arising hereunder shall not be modified, affected or diminished by the addition of any Additional Lender hereunder nor by any election of Agent not to permit any Person to become an Additional Lender hereunder. Upon the effective date of any increase in the total Revolving Loan Commitments of all of the Lenders as a result of adding Additional Lenders, each Lender's Pro Rata Share shall be adjusted to reflect such Lender's Revolving Loan Commitment relative to the aggregate Revolving Loan Commitment of all Lenders. Notwithstanding the foregoing, no increase in the Maximum Amount or in any Revolving Loan Commitment shall be effective until such time as there are no outstanding LIBOR Loans and in connection with any increase in the Maximum Amount or any Revolving Loan Commitment, Borrowers' duties under Section 1.10(b) of this Agreement shall apply.

                  (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

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                      (i)   requiring the consent of all affected Lenders, the
consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"),

                      (ii) requiring the consent of Requisite Lenders, but the consent of Requisite Lenders is not obtained,

then, so long as IDB is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of the Revolving Loan held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (d) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Credit Parties termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations including without limitation documents reasonably requested by any Credit Party to terminate or release its rights under any blocked account agreement, control account or agreements with, or direction letters to, Servicing Agents.

         11.3 Fees and Expenses. Borrowers shall reimburse Agent (and, with respect to clauses (c) and (d) and (e) below, all Lenders) for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel, consultants, field examiners or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

                  (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Loan (including a wire transfer fee, per wire transfer, at Agent's then prevailing wire transfer fee rate);

                  (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Revolving Loan made pursuant hereto or its rights hereunder or thereunder;

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                  (c) any litigation, contest, dispute, suit, proceeding or
action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent or the Lenders by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Revolving Loan during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction);

                  (d) any attempt to enforce any remedies of Agent or Lenders against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Revolving Loan during the pendency of one or more Events of Default;

                  (e) any workout or restructuring of the Revolving Loan during the pendency of one or more Events of Default; and

                  (f) subject to the provisions and terms contained in Section
1.11 hereof relative to the payment of costs incurred in conducting field examinations, efforts to (i) monitor the Revolving Loan or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral, provided that the costs relating to activities undertaken pursuant to the preceding items
(i), (ii) and (iii) shall not exceed an amount equal to $25,000.00 in any Fiscal Year, except in the event of a Default, which is not reasonably capable of being cured, or Event of Default, in which event the costs relating to activities undertaken pursuant to the preceding items (i), (ii) and (iii) shall not be limited in any manner;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent or such Lender. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the Requisite Lenders, and directed to Borrowers specifying such suspension or waiver.

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         11.5     Remedies. Agent's and Lenders' rights and remedies under this
Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

         11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8 Confidentiality. Agent, for itself and on behalf of IDB, and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties for a period of 2 years following receipt thereof, except that Agent and any Lender may disclose such information on a confidential "need to know" basis (a) to Persons employed or engaged by Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by it as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

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Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by the Agreement and the other loan documents (the "Transaction"), shall not apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any employee, representative, agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.

         11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 5 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

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         11.10    Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 5 days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or
(d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

         11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure (i) using the name of IDB or its affiliates or, (ii) other than standard disclosures associated with its financial reporting or other similar, ordinary course of business disclosures, referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to IDB and without obtaining IDB's prior written consent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with IDB before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

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         11.15    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

         11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         11.18 Agent for Service. Each Credit Party hereby appoints, and Borrower Representative hereby accepts the appointment of, Borrower Representative, located at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 as the Agent for service of process for the Agent and Lenders solely in connection with the Loan Documents Such appointment shall not be terminated by Borrower Representative or any Credit Party without the prior written consent of Agent.

12. CROSS-GUARANTY; SUBORDINATION

         12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

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                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

                  (d) the insolvency of any Credit Party; or

                  (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

         12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

         12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

         12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
Section 12.4.

         12.5 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations owing to it. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

         12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim void or voidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

         12.7     Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than the Revolving Loan made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim void or voidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this
Section 12.7 shall limit the liability of any Borrower to pay the Revolving Loan made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

         12.8     Liability Cumulative. The liability of Borrowers under this
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         12.9     Subordination.

                  (a) Each Credit Party executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Credit Party), fees, charges, expenses, attorneys' fees and any other sum, obligation or liability owing by any other Credit Party to such Credit Party, including any intercompany trade payables or royalty or licensing fees (collectively, the "Intercompany Obligations"), is subordinated, to the extent and in the manner provided in this
Section 12.9, to the prior payment in full of all Obligations (herein, the "Senior Obligations") and that the subordination is for the benefit of the Agent and Lenders, and Agent may enforce such provisions directly, provided that regularly scheduled payments under Intercompany Obligations may be made so long as no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing.

                  (b) Each Credit Party executing this Agreement hereby (i) authorizes Agent to demand specific performance of the terms of this Section 12.9, whether or not any other Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when such Credit Party shall have failed to comply with any provisions of this Section 12.9 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                  (c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                      (i) The Agent and Lenders shall first be entitled to receive payment in full in cash of the Senior Obligations before any Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

                      (ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of this
Section 12.9(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Agent, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Agent and Lenders.

                      (iii) In the event that notwithstanding the foregoing provisions of this Section 12.9(c), any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Agent and Lenders.

                  (d) No right of the Agent and Lenders or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Credit Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.



                           [Signature Pages to Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                         13. BORROWERS:


                         ASTA FUNDING ACQUISITION II, LLC


                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager


                         PALISADES COLLECTION, L.L.C.

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager


                         ASTA FUNDING ACQUISITION I, LLC

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager

                         PALISADES ACQUISITION IV, LLC


                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager



                         PALISADES ACQUISITION I, LLC

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager


                         PALISADES ACQUISITION II, LLC

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager

                         CLIFFS PORTFOLIO ACQUISITION I, LLC

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager


                         GUARANTOR:

                         ASTA FUNDING, INC.

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: President


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Secretary


                         COMPUTER FINANCE, LLC

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager


                         ASTAFUNDING.COM, LLC

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager

                         ASTA COMMERCIAL, LLC

                         By: /S/ Gary Stern
                             --------------------------------
                         Name:  Gary Stern
                         Title: Manager


                         By: /S/ Mitchell Herman
                             --------------------------------
                         Name:  Mitchell Herman
                         Title: Manager

                         14. LENDERS:


                         15. ISRAEL DISCOUNT BANK OF NEW YORK,
                         as Agent and Lender


                         By:   /S/ Kevin Lord
                             --------------------------------
                             Its Duly Authorized Signatory



                         By:   /S/ Jerry Hertzman
                             --------------------------------
                             Its Duly Authorized Signatory

                             MERRILL LYNCH BUSINESS FINANCIAL
                             SERVICES INC., as Lender


                          By: /S/ Patrick McCarthy
                             --------------------------------
                              Name:Patrick McCarthy
                              Title: Vice President

                              HARRIS TRUST AND SAVINGS BANK, as Lender


                         By:  /S/ Robert G. Bomben
                             --------------------------------
                              Name: Robert G. Bomben
                              Title: Vice President

                            BANK LEUMI USA, as Lender


                         By:  /S/ Mary Ellen Bianco
                             --------------------------------
                              Name: Mary Ellen Bianco
                              Title: Vice President

                               ANNEX A (RECITALS)
                                       TO
                           THIRD AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                                   DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the
Agreement:

"Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper, Instruments or General Intangibles (including a payment intangible).

"Accounting Changes" has the meaning ascribed thereto in Annex G.

"Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts, consumer accounts and other forms of obligations (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all services, (c) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (d) all health care insurance receivables and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing. The term Accounts shall also include forms of obligations evidenced by Chattel Paper or Instruments and Accounts relating to Auto Loans and Consumer Loans.

"Advance" or "Advances" means any Revolving Credit Advance.

"Affected Lender" has the meaning ascribed to it in Section 1.13(d).

"Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers (except with respect to the joint venturer, EMCC, Inc., and any other joint venture approved by Agent, which approval shall not be unreasonably withheld) and partners (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower, and (e) an entity that is wholly owned by Asta Funding and is engaged in the business of acquiring and/or managing Portfolios and executes and delivers to Lender an Affiliate Guaranty, an Affiliate Security Agreement and an Affiliate Confirmation. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

"Affiliate Confirmation" means the agreement executed by each Affiliate in form of Exhibit C annexed to the Disclosure Document.

"Affiliate Guaranty" means a guaranty, in form acceptable to Agent at the time of execution, executed by an Affiliate of all of the Obligations.

"Affiliate Security Agreement" means a security agreement, in form acceptable to Agent at the time of execution, executed by an Affiliate granting to Agent a security interest in and lien on its Collateral.

"Agent" means IDB in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

"Aging Report" means an aged summary report and a non-aged listing report for each Portfolio, each in detail reasonably satisfactory to Lender with respect to the outstanding Portfolios as of the last day of each month, and setting forth the name of each Portfolio, the original amount and date of each Portfolio and aggregate Payments with respect to each Portfolio.

"Agreement" means this Third Amended and Restated Loan and Security Agreement by and among Borrowers, the other Credit Parties party hereto, IDB, as Agent and Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

"Allocable Amount" has the meaning ascribed to it in Section 12.7(a).

"Appendices" has the meaning ascribed to it in the recitals to the Agreement.

"Applicable Margins" means collectively the Applicable Unused Line Fee Margin, the Applicable Revolver Base Margin and the Applicable Revolver LIBOR Margin.

"Applicable Percentage" has the meaning ascribed to it in Section 1.6(c).

"Applicable Revolver Base Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Base Rate applicable to the Revolving Loan, as determined by reference to Section 1.4(a).

"Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.4(a).

"Applicable Unused Line Fee Margin" shall have the meaning set forth in the Lenders' Fee Letter.

"Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

"Asta I" means Asta Funding Acquisition I, LLC.

"Asta Funding" means Asta Funding, Inc.

"Auto Contract" means any agreement or contract or other evidence of debt executed by an Account Debtor in connection with an Auto Loan and any amendments thereto.

"Auto Loan" means all automobile loans or leases presently and hereafter owned, set forth in a written report or in computer discs, from time to time, delivered to Agent, which computer discs shall be in the current format or any other format acceptable to Agent, together with each Auto Contract, chattel paper, instrument, document, general intangible, guarantee and all collateral security held with respect to such loans.

"Average Collections" shall mean (i) the average monthly amount of the actual Collections (net of any collection costs and other fees permitted to be deducted from Collections by the express terms of the servicing agreement that corresponds to such Collections) with respect to an Eligible Portfolio in the three (3) full calendar months immediately preceding the date of computation or determination, multiplied by (ii) fifteen (15). Average Collections shall exclude Proceeds from the sale of Portfolios.

"Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq.

"Base Rate" means, for any day, a floating rate equal to the rate established from time to time by IDB its "Prime Rate". Each change in any interest rate provided for in the Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

"Base Rate Loan" means a Revolving Loan or portion thereof bearing interest by reference to the Base Rate.

"Blocked Accounts" has the meaning ascribed to it in Annex C.

"Books and Records" means all records, in any format whatsoever and the computer software, programs and access codes, relating to each Consumer Loan and the Collateral.

"Borrower Representative" means Palisades in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(b).

"Borrowers" and "Borrower" have the respective meanings ascribed thereto in the preamble to the Agreement.

"Borrowing Availability" means as of any date of determination (a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the Revolving Loan then outstanding, (b) as to Tranche A, the lesser of (i) the Maximum Amount less the Revolving Loan outstanding to Tranche B and (ii) the Tranche A Borrowing Availability, less the Revolving Loan outstanding to Tranche A Advances; or (c) as to Tranche B, the lesser of (i) the Maximum Amount less the Revolving Loan outstanding to Tranche A and (ii) the Tranche B Borrowing Availability, less the Revolving Loan outstanding to Tranche B Advances.

"Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                  (a) 75% of the Loan Value of the Eligible Existing Portfolios; plus

                  (b) 50% of the Loan Value of the Eligible New Portfolios;

in each case, less any Reserves established by Agent at such time.

"Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower Representative with respect to the Borrowing Base in the form attached to the Disclosure Document as Exhibit 4.1(b)- 2.

"Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

"Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

"Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

"Cash Collateral Account" has the meaning ascribed to it Annex B.

"Cash Flow Leverage Ratio" means, with respect to Borrowers, on a consolidated basis, the ratio of (a) Funded Debt, to (b) Free Cash Flow for the twelve months ending on that date of determination.

"Cash Equivalent Investments" means investments deposited with a Lender which can easily, readily and quickly be converted into cash, including Treasury bills (T-bills), money market funds, short-term certificates of deposit, U.S. Government Securities, and savings accounts.

"Cash Management Systems" has the meaning ascribed to it in Section 1.5.

"Certificate of Exemption" has the meaning ascribed to it in Section 1.12(c).

"Change of Control" means any event, transaction or occurrence as a result of which (a) Asta Funding ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Borrowers, except Cliffs, (b) Palisades ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Cliffs,
(c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Asta Funding (together with any new directors whose election by the board of directors of Asta Funding or whose nomination for election by the Stockholders of Asta Funding was approved by a vote of the majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (d) Gary Stern shall no longer be acting as the president and chief executive officer of the Borrowers having substantially the same duties and responsibilities as on the Closing Date, unless the Borrowers shall have within a reasonable period of time not to exceed 180 days obtained a successor of at least comparable background, experience and ability who is reasonably acceptable to the Requisite Lenders, or (e) any two of the Senior Executives shall no longer be members of the Borrowers' senior management having substantially the same duties and responsibilities as on the Closing Date, unless the Borrowers shall have within a reasonable period of time not to exceed 180 days obtained successors of at least comparable background, experience and ability who are reasonably acceptable to the Requisite Lenders. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

"Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

"Cliffs" means Cliffs Portfolio Acquisition I, LLC.

"Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

"Closing Date" means May 11, 2004.

"Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Articles or Divisions 1 and 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

"Collateral" means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

"Collateral Documents" means the Security Agreement, the Pledge Agreements, the Guaranties, the Intellectual Property Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

"Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

"Collection Account" means that certain account of Agent, account number 03-3360-6 in the name of Agent at Agent in New York, New York ABA No. 026009768, or such other account as may be specified in writing by Agent as the "Collection Account".

"Collection Report" means a report in detail satisfactory to Agent as to all Collections received during each month and the Account or Consumer Loan to which it applies.

"Collections" mean all Payments actually received and collected by or on behalf of the Borrowers, any Credit Party or any Servicing Agent with respect to any Consumer Loan, which is included in the Collateral and is remitted to the Lender as provided in this Agreement.

"Collections Multiple Value" means the Average Collections for an Eligible Existing Portfolio.

"Commitment Termination Date" means the earliest of (a) May 11, 2006, (b) the date of termination of Lenders' obligations to make Advances or permit the existing Revolving Loan to remain outstanding pursuant to Section 8.2(b), and
(c) the date of indefeasible prepayment in full by Borrowers of the Revolving Loan, and the permanent reduction of all Commitments to zero dollars ($0).

"Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments, which aggregate commitment shall be SIXTY MILLION DOLLARS ($60,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

"Compliance Certificate" has the meaning ascribed to it in Annex E.

"Concentration Accounts" has the meaning ascribed to it in Annex C.

"Consumer Loans" means all Credit Card Receivables, Auto Loans and any other type of consumer loan acceptable to Agent now or hereafter owned or held by the Borrowers.

"Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

"Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Credit Card Receivables" means each of the performing and non-performing credit card receivables and/or loans presently owned, and as, from time to time, fully set forth in a computer disc delivered to Agent, which shall be in a format acceptable to the Agent, whether such is deemed to consist of accounts or general intangibles under the Code, together with any chattel paper, instrument, document, general intangible, guarantee and other collateral security held by Borrowers with respect to such receivables and/or loans, together with the proceeds thereof.

"Credit Party Pledge Agreement" means the Pledge Agreement of even date herewith executed by each of the Credit Parties, except Non-Credit Party Affiliates, in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

"Credit Parties" means Asta Funding, Computer Finance, AstaFunding.Com, Asta Commercial, each Borrower, and each of their respective Subsidiaries, except Non-Credit Party Affiliate.

"Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" has the meaning ascribed to it in Section 1.4(d).

"Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

"Disaster Recovery Plan" means the plan, pursuant to which all records, books, accounts, entries, and other information (financial and otherwise) regarding the business activities and operations of the Credit Parties, including, without limitation, past and up-to-date information regarding the Collateral, the Accounts, the Portfolios, the Payments, and the Collections (collectively, the "Critical Information"), is maintained in electronic format at the physical facilities of Credit Parties located in the States of New Jersey and Pennsylvania. All Critical Information generated by the business operations of the Credit Parties at the New Jersey physical facility is saved and backed up on a daily basis for safeguarding and safekeeping at the New Jersey physical facility, and all Critical Information generated by the business operations of the Credit Parties at the Pennsylvania physical facility is saved and backed up on a daily basis for safeguarding and safekeeping at the Pennsylvania physical facility. All Critical Information generated by the business operations of the Credit Parties at the New Jersey physical facility (including all Critical Information stored at such physical facility) is saved and backed up on a daily basis for safeguarding and safekeeping at the Pennsylvania physical facility, and all Critical Information generated by the business operations of the Credit Parties at the Pennsylvania physical facility (including all Critical Information stored at such physical facility) is saved and backed up on a daily basis for safeguarding and safekeeping at the New Jersey physical facility. All Critical Information generated by the business operations of the Credit Parties at the New Jersey and Pennsylvania physical facilities and all Critical Information saved or backed up at the New Jersey and Pennsylvania physical facilities (including all Critical Information stored at such physical facilities) is copied in electronic format in duplicate, and one copy is stored at the New Jersey facility in a fire-proof safe and the other is removed on a daily basis from such physical facilities and kept at a safe location, which location may include the residence of a key employee of the Credit Parties.

"Disbursement Accounts" has the meaning ascribed to it in Annex C.

"Disclosure Document" means the document dated as of the date hereof by Borrowers and all other Credit Parties signatory to the Agreement with respect to certain disclosures made to Agent and Lenders in the Agreement, as may be modified from time to time as provided in the Agreement. All disclosures, representations and warranties contained in the Disclosure Document shall be acceptable to Agent.

"Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

"Dollars" or "$" means lawful currency of the United States of America.

"EBITDA" means, with respect to any Person for any fiscal period, without duplication, net income minus extraordinary gains plus interest, depreciation, amortization, income taxes, accrued stock option compensation expense and extraordinary losses.

"Effective Date" means the date on which the Agreement shall become effective, which shall be the date on which (i) Borrowers and Guarantor, along with Agent and Lenders shall have executed and delivered the Agreement and the other Loan Documents, and (ii) all of the conditions precedent to the effectiveness of the Agreement, including, without limitation, the conditions precedent set forth in
Section 2 of the Agreement, and the conditions set forth in Annex C attached to the Agreement, shall have been satisfied and performed in a manner reasonably acceptable to Agent and Lenders.

"Eligible Existing Portfolio" shall mean an Existing Portfolio as to which (i) the Agent, on behalf of the Lenders has a first priority, perfected lien on the Accounts comprising the Portfolio and there are no recorded or unrecorded Liens against the Accounts for the benefit of any party other than the Agent, and (ii) the Borrower's rights to Collections or sales proceeds generated by the Portfolio are not limited by the contract rights of a third party, other than Liens pursuant to servicing and collection agreements entered into in the ordinary course of business in accordance with the terms, conditions and provisions of the Agreement.

"Eligible New Portfolio" shall mean a New Portfolio as to which (i) the Agent, on behalf of the Lenders has a first priority, perfected lien on the Accounts comprising the Portfolio and there are no recorded or unrecorded Liens against the Accounts for the benefit of any party other than the Agent, and (ii) the Borrower's rights to Collections or sales proceeds generated by the Portfolio are not limited by the contract rights of a third party, other than Liens pursuant to servicing and collection agreements entered into in the ordinary course of business in accordance with the terms, conditions and provisions of the Agreement, including, without limitation, the provisions of Section 6.23 of the Agreement.

"Eligible Portfolios" means collectively and individually, Eligible Existing Portfolios and Eligible New Portfolios.

"Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, and regulations in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

"Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

"Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

"Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

"ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

"ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate,
(a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that could reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the revocation or threatened revocation of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA; but in each such case, only if and to the extent it could be reasonably be expected to result (directly or indirectly, individually or in the aggregate) in a Material Adverse Effect.

"ESOP" means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

"Event of Default" has the meaning ascribed to it in Section 8.1.

"Existing Debt" has the meaning ascribed to it in the recitals to the Agreement.

"Existing Portfolio" shall mean a Portfolio that a Borrower has owned for more than one hundred eighty (180) days as to which such Borrower has all right, title and interest in the Accounts comprising the Portfolio.

"Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C.ss.201 et seq.

"Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

"Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

"Financial Covenants" means the financial covenants set forth in Annex G.

"Financial Statements" means the consolidated (together with consolidating worksheets) income statements, statements of cash flows and balance sheets of Asta Funding delivered in accordance with Section 3.4 and Annex E.

"First Adjustment Date" has the meaning assigned to it in Section 1.4(a).

"Fiscal Month" means any of the monthly accounting periods of Borrowers.

"Fiscal Quarter" means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

"Fiscal Year" means any of the annual accounting periods of Borrowers ending on September 30 of each year, subject to any change in the Fiscal Year permitted under the Agreement.

"Fixed Charges" means, with respect to any Person for any fiscal period, the sum of interest, scheduled payments of principal (if any), capital expenditures, cash taxes and dividends.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

"Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

"Foreign Lender" has the meaning ascribed to it in Section 1.12(c).

"Foreign Person" has the meaning ascribed to it in Section 1.12(c).

"Free Cash Flow" means as of any date of determination the sum of (a) the amount of all Collections reported as principal collected on Accounts acquired for liquidation (as reported in the most recent statement of cash flow in the financial statements delivered to Agent and Lenders, but excluding Collections of Accounts relating to Non-Recourse Debt), plus (b) net income (but excluding net income of all Non-Credit Party Affiliates), less (c) dividends paid, less
(d) Capital Expenditures.

"Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons. The term Funded Debt shall not include Non-Recourse Debt.

"GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

"General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, including, without limitation, Non-Recourse Investments, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

"Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum stated or determinable amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

"Guaranty" means the guaranty of even date herewith executed by Asta Funding and each Subsidiary of a Borrower in favor of Agent and Lenders.

"Guaranties" means the Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

"Guarantors" means Asta Funding, Computer Finance, LLC, AstaFunding.Com, Asta Commercial, each Subsidiary of any Borrower that is not a Borrower, and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

"Guarantor Payment" has the meaning ascribed to it in Section 12.7(a).

"Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"IDB" means Israel Discount Bank of New York, a New York banking corporation.

"IDB Fee Letter" means that certain letter dated as of the date hereof, between IDB and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to IDB.

"Inactive Subsidiaries" means Asta Auto Receivables Company, E.R. Receivables Corp., LLC, RAC Acceptance Corp., LLC, Asta Funding Acquisition III, LLC, AstaFunding.Com, LLC, Topps Promotion, LLC, and Asta Commercial, LLC.

"Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Base Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

"Indemnified Liabilities" has the meaning ascribed to it in Section 1.10.

"Indemnified Person" has the meaning ascribed to in Section 1.10.

"Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

"Intellectual Property Security Agreement" means the Intellectual Property Security Agreement made in favor of Agent, on behalf of itself and Lenders, by each Credit Party that is a signatory thereto.

"Intercompany Notes" has the meaning ascribed to it in Section 6.3.

"Intercompany Obligations" has the meaning ascribed to it in Section 12.9(a).

"Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

"Interest Payment Date" means (a) as to any Base Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in the case of a LIBOR Loan having a six (6) month Interest Period, also on the three
(3) month anniversary of the first day of such Interest Period, and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Revolving Loan have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

"Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

"Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

"IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

"IRS" means the Internal Revenue Service.

"Lenders" means IDB, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

"Lenders' Fee Letter" means that certain letter dated as of the date hereof, between Agent, for itself and as Agent for the Lenders, and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to Lenders.

"Leverage Ratio" means, with respect to Asta Funding, on a consolidated basis, the ratio of (a) Total Liabilities, to (b) Tangible Net Worth on the date of determination.

"LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

"LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

"LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two, three or six months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) no LIBOR Period may extend beyond the Commitment Termination Date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

"LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative with notice to the Lenders.

"License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

"Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Litigation" has the meaning ascribed to it in Section 3.13.

"Loan" means any Revolving Loan.

"Loan Account" has the meaning ascribed to it in Section 1.9.

"Loan Documents" means the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders (including, without limitation, the Disclosure Document and all exhibits attached thereto or referred to therein) and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

"Loan Value of Eligible Existing Portfolio" means the lower of its Recency Aging Value or its Collections Multiple Value, provided that in no event shall the Loan Value of Eligible Existing Portfolio exceed an amount equal to the original cost of acquiring such Existing Portfolio less the proceeds from the sale of any Accounts in such Existing Portfolio to third parties.

"Loan Value of Eligible New Portfolio" means the Borrowers' cost basis in the Eligible New Portfolio after taking into account the original purchase cost of such Eligible New Portfolio less subsequent sales.

"Lock Boxes" has the meaning ascribed to it in Annex C.

"Margin Stock" has the meaning ascribed to in Section 3.10.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole (but not on the Credit Parties' industry generally, except to the extent of a direct effect on the Credit Parties as provided above), (b) Borrowers' ability to pay the Revolving Loan or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

"Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

"Maximum Lawful Rate" has the meaning ascribed to it in Section 1.4(f).

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has or could reasonably be expected to have a direct or indirect liability under Title IV of ERISA or under Section 412 of the IRC.

"Net Sales Proceeds" means the total gross sales proceeds generated from the disposition of Accounts or a Portfolio or any portion thereof, less (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non Affiliates), and (B) sales, transfer, and similar taxes payable by such Credit Party in connection therewith.

"Net Worth" means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus the sum of (a) reserves applicable thereto, and (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

"New Line of Credit" has the meaning ascribed to it in the recitals to the Agreement.

"New Portfolio" shall mean a Portfolio that any Borrower has owned for one hundred eighty (180) days or less as to which such Borrower has all right, title and interest in the Accounts comprising the Portfolio.

"Non-Consenting Lender" has the meaning ascribed to it in Section 11.2(c)(i).

"Non-Credit Party Affiliate" means an entity that is wholly owned by Asta Funding or another Credit Party that is not required by the Agent and the Lenders to execute and deliver an Affiliate Guaranty, an Affiliate Security Agreement and an Affiliate Confirmation pursuant to Section 6.4(b) of this Agreement and that may incur debt on a non-recourse basis for the purposes of acquiring portfolios subject to the following conditions:

                  (a) The Borrower Representative has given the Agent written notification of the formation of a Non-Credit Party Affiliate prior to the incurrence of non-recourse financing.

                  (b) Lenders shall have declined to exercise their right of first refusal on financing any portfolios being acquired by a Non-Credit Party Affiliate.

                  (c) The Non-Credit Party Affiliate is not a Borrower or a Guarantor.

                  (d) No Borrower or Guarantor is obligated with respect to such non-recourse financing in a guarantee, indemnity, put agreement, participation agreement or other agreement, except for servicing obligations and customary representations and warranties (and the indemnities relating to such representations and warranties or servicing obligations) by Asta Funding or another Borrower or Guarantor to the non-recourse lender.

                  (e) The maximum aggregate amount of Non-Recourse Debt at any time shall not exceed an amount equal to $200,000,000.00, without the prior written consent of Required Lenders.

"Non-Recourse Debt" shall mean in the aggregate all Non-Recourse Non-Credit Party Loans.

                  "Non-Recourse Investment" means any funds invested or advanced by any Credit Party or a Subsidiary of any Credit Party in or to a Non-Credit Party Affiliate in a non-recourse transaction, provided that: (a) the maximum aggregate amount of Non-Recourse Investments at any time shall not exceed an amount equal to ten percent (10%) of the consolidated Tangible Net Worth of Asta Funding at any time, and (b) such Non-Credit Party Affiliate shall be a legally separate entity created for a limited purpose and with limited activities, formed, incorporated or organized and maintained as a special purpose entity, and such Non-Credit Party Affiliate shall take steps to ensure that the separateness of such Non-Credit Party Affiliate will be recognized by the courts in the event of a filing or entry of a petition, decree or order seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, of any Affiliate of such Non-Credit Party Affiliate, and the inclusion of "separateness representations, warranties and covenants" in the organizational and governing documents of such Non-Credit Party Affiliate.

"Non-Recourse Non-Credit Party Loan" shall mean a loan or other extension of credit made by anyone other than the Lenders to a Non-Credit Party Affiliate for the purpose of acquiring a Rejected Portfolio, provided that such Non-Credit Party Affiliate delivers to Agent a true and complete copy of all loan documentation relating to such transaction promptly after the closing thereof and that any such indebtedness shall comply with Section 1.1(a)(iii) hereof.

"Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

"Notes" means, collectively, the Revolving Notes.

"Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.4(e).

"Notice of Tranche A Advance" has the meaning ascribed to it in Section 1.1(a)(i)(A).

"Notice of Tranche B Advance" has the meaning ascribed to it in Section 1.1(a)(ii)(A).

"Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents and all interest rate caps, swaps or collar agreements, or similar agreements or arrangements to provide protection against fluctuations in interest rates.

"Original Borrowers" shall mean Asta Funding Acquisition II, LLC, and Palisades Collection, LLC.

"Original Guarantors" shall mean Asta Funding, Asta I, E.R. Receivables Corp., L.L.C. and Palisades I.

"Original Line of Credit" has the meaning ascribed to it in the recitals to the Agreement.

"Original Restated Agreement" has the meaning ascribed to it in the recitals to the Agreement.

"Other Lender" has the meaning ascribed to it in Section 9.9(d).

"Palisades" means Palisades Collection, L.L.C.

"Palisades I" means Palisades Acquisition I, LLC.

"Palisades II" means Palisades Acquisition II, LLC

"Payment Intangibles" shall have the meaning given such term in the UCC.

"Payments" means the payments of whatsoever nature made by each Account Debtor with respect to the Accounts relating to such Account Debtor and/or the payments made by any obligor with respect to any Account.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means a Plan described in Section 3(2) of ERISA.

"Permitted Acquisition" has the meaning ascribed to it in Section 6.1.

"Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) inchoate and unperfected bailees' and landlord liens with respect to locations in which a bailee or landlord waiver is not required, and which arise in the ordinary course of business, so long as such Liens attach only to assets located on the applicable Real Estate; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (h) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (i) with respect to any Real Estate, the permitted exceptions set forth on an Exhibit of any mortgage granted to Agent, on behalf of Lenders, applicable to such Real Estate, and zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (j) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; and (k) Liens expressly permitted under Section 6.7 (other than clause (a) thereto) of the Agreement.

"Permitted Formation" has the meaning ascribed to it in Section 6.1.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" means, at any time, an "employee benefit plan", as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has or could reasonably be expected to have a direct or indirect liability under Title IV of ERISA or under Section 412 of the IRC.

"Pledge Agreement" means the Pledge Agreement of even date herewith executed by each Credit Party in favor of Agent, on behalf of itself and Lenders, pledging all of the Stock of the Subsidiaries of each Credit Party.

"Pledge Agreements" means the Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

"Portfolio" means each group or pool of Consumer Loans acquired by any of the Borrowers from a single Seller (or a single Seller and its affiliates) in a single purchase transaction, which Consumer Loans are recorded and administered in the Books and Records of the Borrower acquiring same as a separate group or pool of Consumer Loans.

"Portfolio Acquisition Cost" means the actual or final amount to be paid to the Seller of a Portfolio pursuant to the terms of the applicable Portfolio Acquisition Documents.

"Portfolio Acquisition Documents" means the purchase and other agreements between a Credit Party and the Seller of each Portfolio, as each may be amended.

"Portfolio Bid" means the specific amount or the maximum of a range of amounts, which are to be bid to acquire a Portfolio.

"Portfolio Examination Fee" means a fee of $900 per each day as required in Agent's sole discretion to review, examine and report as to the legal and financial status of each Portfolio Proposal, together with Agent's actual out-of-pocket expenses, including travel, meals and hotel expenses.

"Portfolio Loans" means the Consumer Loans, which comprise each Portfolio, as more specifically detailed in the applicable Portfolio Proposal.

"Portfolio Proposal" means a written proposal presented by Borrowers or any other Credit Party with respect to a Portfolio that such party intends to submit to a Seller for the purchase of such Portfolio, which shall set forth in sufficient detail the (i) Portfolio Bid and the terms of payment thereof, (ii) nature of the Consumer Loans comprising the Portfolio, (iii) a computer disc or written report containing a detailed description of the Consumer Loans, and (iv) name of the Seller.

"Prior Lender" means IDB.

"Prior Lender Obligations" means the obligations to IDB under the Original Restated Agreement and related documents.

"Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

"Proposed Change" has the meaning ascribed to it in Section 11.2(c).

"Pro Rata Share" means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Revolving Loan on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Revolving Loan held by that Lender, by (ii) the outstanding principal balance of the Revolving Loan held by all Lenders.

"Qualified Plan" means a Pension Plan that is intended to be tax-qualified under
Section 401(a) of the IRC.

"Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes.

"Real Estate" has the meaning ascribed to it in Section 3.6.

"Recency Aging Value" means for an Eligible Existing Portfolio the contractual amount owed on each Account included in such Eligible Existing Portfolio for which there has been Collections in the previous ninety (90) days.

"Refinancing" means the transaction contemplated by the Agreement by which the proceeds of the Loan shall be used to refinance, amend and restate the Prior Lender Obligations.

"Register" has the meaning ascribed to it in Section 9.1(a).

"Rejected Portfolio" means a Portfolio as to which the Agent or Requisite Lenders, as the case may be, decline to make an Advance to finance its acquisition by a Credit Party.

"Related Transactions" means the initial borrowing under the Revolving Loan on the Closing Date and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

"Related Transactions Documents" means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

"Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

"Replacement Lender" has the meaning ascribed to it in Section 1.13(d).

"Reports" mean the Aging Reports and the Collection Reports, including the computer discs containing all of the information contained therein.

"Requisite Lenders" means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loan.

                  "Reserves" means any reserves that Agent may, in its reasonable credit judgment, establish or impose from time to time that relate to a specific Portfolio as a result of the occurrence of a material adverse change in the performance or value of that Portfolio. For purposes of this definition, the phrase "material adverse change in the performance or value of any Portfolio" shall mean any decrease or diminution in value of ten percent (10%) or more in the performance or value of any Portfolio, including, without limitation, any decrease or diminution in value of 10% or more of the Loan Value of Eligible Existing Portfolio or Loan Value of Eligible New Portfolio, as the case may be, of any Portfolio during any period, all as reasonably determined by Agent. Without limiting the foregoing, Agent may establish or impose Reserves at such time as any Servicing Agent for any Portfolio is entitled (or claims to be entitled) to receive payments, fees, premiums or compensation (however characterized) for services rendered in excess of the amount set forth in
Section 6.23 of the Agreement relative to such Portfolio. In connection with the establishment or imposition of Reserves, Agent shall, in advance of establishing any Reserves, discuss with Borrower's Representative Agent's intention to establish such Reserves and, upon request of Borrower's Representative, provide Borrower's Representative with such information and analysis as are reasonably necessary to explain Agent's reasons for such Reserves, but in no event shall Credit Parties have any right to approve or withhold approval of Agent's determination or alter the timing of such Reserves, so long as such determination is made in accordance with the terms of the Agreement and this definition.

"Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock;
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business and in accordance with past practices, to Stockholders who are employees or consultants of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

"Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other applicable law or coverage through the last day of the month of a participant's termination of employment.

"Revolving Credit Advance" means, collectively and individually, Tranche A Advances and Tranche B Advances.

"Revolving Lender" or "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

"Revolving Loan" means, at any time, the aggregate amount of Revolving Credit Advances outstanding to Borrower.

"Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and
(b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances which aggregate commitment shall be SIXTY MILLION DOLLARS ($60,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

"Revolving Note" has the meaning ascribed to it in Section 1.1(a)(iv).

"Security Agreement" means one or more Security Agreements of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

"Seller" means the party (or parties) which has agreed to sell Portfolio Loans to a Credit Party.

"Senior Executive" means each of Gary Stern, Mitchell Herman and Jeffrey
Tischler.

"Senior Obligations" has the meaning ascribed to it in Section 12.9(a).

"Servicing Agent" shall mean any third-party engaged or utilized by any Credit Party for the purpose of administrating and/or collecting Payments made by an Account Debtor with respect to Accounts.

"Servicing Threshold" shall mean an amount equal to ten percent (10%) or more of Collections, Proceeds and Payments (net of any collection costs and other fees permitted to be deducted therefrom by the express terms of the servicing agreement that corresponds to such Collections, Proceeds and Payments), taken as a whole for the Credit Parties, reported by such Credit Parties during the Fiscal Quarter prior to the date of determination.

"Settlement Date" has the meaning ascribed to it in Section 9.9(a)(ii).

"Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

"Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

"Stockholder" means, with respect to any Person, each holder of Stock of such Person.

"Subordinated Debt" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

"Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

"Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

"Tangible Net Worth" means, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

"Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or maintain a permanent establishment or any political subdivision thereof.

"Tax Returns" has the meaning ascribed to it in Section 3.11

"Termination Date" means the date on which (a) the Revolving Loan has been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged and (c) none of Borrowers shall have any further right to borrow any monies under the Agreement.

"Title IV Plan" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Total Liabilities" means, with respect to any Person as of any date of determination, the total liabilities of such Person as determined as determined in accordance with GAAP.

"Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

"Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, service marks, logos, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

"Tranche A Advance" has the meaning ascribed to it in Section 1.1(a)(i)(A).

"Tranche A Borrowing Availability" means as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the Revolving Loan then outstanding, provided, however, that the Tranche A Advances shall not exceed $50,000,000 in the aggregate outstanding at any one time.

"Tranche A Revolving Loan" means at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower minus (ii) the Tranche B Revolving Loan.

"Tranche B Advance" has the meaning ascribed to it in Section 1.1(a)(ii)(A).

"Tranche B Borrowing Availability" means as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case, less the Revolving Loan then outstanding, provided, however, that the Tranche B Advances shall not exceed $10,000,000 in the aggregate outstanding at any one time.

"Tranche B Revolving Loan" means at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower minus (ii) the Tranche A Revolving Loan.

"Transaction" has the meaning ascribed to it in Section 11.8.

"Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

"Welfare Plan" means a Plan described in Section 3(i) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Articles or Divisions 1 and 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX C (SECTION 1.8)
                                       TO
                           THIRD AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                             CASH MANAGEMENT SYSTEM

Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

(a) On or before the Closing Date and until the Termination Date, each Borrower shall (i) establish blocked accounts ("Blocked Accounts") at Agent, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the second Business Day after the date of receipt thereof (or in the event such deposit is not practicable due to an Act of God, terrorism or other city-wide catastrophe, the next day on which businesses generally are open), all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into one or more Blocked Accounts in such Borrower's name or any such Subsidiary's name at Agent, except for items of payment that are not material that are being held temporarily, or are to be returned, in the ordinary course of business due to a dispute or irregularity. On or before the Closing Date, each Borrower shall have established a concentration account in its name (each a "Concentration Account" and collectively, the "Concentration Accounts") at Agent and at the bank or banks that shall be designated as the Concentration Account bank for each such Borrower in the Disclosure Document (each a "Concentration Account Bank" and collectively, the "Concentration Account Banks"), which banks shall be reasonably satisfactory to Agent. Borrowers may establish and maintain a blocked account with such banks as are reasonably satisfactory to Agent (a "Blocked Account Third-Party Bank"), provided that on or before the Closing Date, each Blocked Account Third-Party Bank shall have entered into a tri-party blocked account agreement with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement with any Blocked Account Third-Party Bank shall provide, among other things, that (a) all items of payment deposited in such account and proceeds thereof deposited in the applicable blocked account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (b) the Blocked Account Third-Party Bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (c) from and after the Closing Date with respect to each blocked account, such Blocked Account Third-Party Bank agrees to immediately forward all amounts received in the applicable blocked account to the Collection Account through daily sweeps from such blocked account into the Collection Account (except for amounts which do not exceed $100,000 at any time in the blocked account established with Fleet Bank Collection Account as account no. 4158012504 (the "Fleet Blocked Account")). Except for the Fleet Blocked Account, no Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in any blocked account with any Blocked Account Third-Party Bank in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements, except as otherwise specifically permitted in Section 6.2 of the Agreement.

(b) Each Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.2.

(c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. Except for amounts which do not exceed $100,000 in any one account and $250,000 in the aggregate for all Borrowers, no Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d) So long as no Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, Borrowers may amend the Disclosure Document to add or replace a Blocked Account or to replace any Concentration Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

(e) The Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Revolving Loan and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

(f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.7 and shall be applied (and allocated) by Agent in accordance with Section 1.8. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within 1 Business Day after receipt by such Borrower or any such Related Person (or in the event such deposit is not practicable due to an Act of God, terrorism or other city-wide catastrophe, the next day on which businesses generally are open)of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

                            ANNEX D (SECTION 2.1(A))
                                       TO
                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

B. Revolving Notes. Duly executed originals of the Revolving Notes for each applicable Lender, dated the Closing Date.

C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

D. Insurance. Satisfactory evidence that the insurance policies required by
Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

E. Security Interests and Code Filings.

            (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except Liens permitted under Section 6.7(b) and Liens relating to the Prior Lender Obligations (all of which shall be amended on the Closing Date).

            (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party.

F. [Intentionally Omitted].

G. Guaranty. Duly executed originals of the Guaranty, dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

H. Initial Borrowing Base Certificates. Duly executed originals of an initial Borrowing Base Certificates, reflecting information concerning Eligible Portfolios of Borrowers as of the Closing Date.

I. Initial Notice of Tranche A Advance or Notice of Tranche B Advance, as the case may be. Duly executed originals of a Notice of Tranche A Advance or Notice of Tranche B Advance, as the case may be, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

J. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

K. Existing Loan Balance Letter. Copies of duly executed letter, in form and substance reasonably satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing the amount to be refinanced, amended and restated under all Prior Lender Obligations.

L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the date that is 30 days after the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.

M. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates in its state of formation, (c) good standing certificates and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

N. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors or Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary or Members, as applicable, as being in full force and effect without any modification or amendment.

O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the member, officers or representative of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or assistant secretary or other authorized person as being true, accurate, correct and complete.

P. Opinions of Counsel. Duly executed originals of opinions of Lowenstein Sandler PC, counsel for the Credit Parties (including with respect to New York and New Jersey law and Delaware corporate law matters, together with existing regulatory counsel opinions rendered in connection with Asta Funding's last public offering) reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in the opinion of Lowenstein Sandler PC, an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

R. Pledge Agreements. Duly executed originals of the Pledge Agreement and Credit Party Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

S. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2.

T. Disclosure Document. The Credit Parties shall execute and deliver to Agent for the benefit of Agent and Lenders the Disclosure Document and the exhibits attached thereto, all of which shall be in form and substance acceptable to Agent.

U. Fee Letter. Duly executed originals of the IDB Fee Letter and Lenders' Fee Letter.

V. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer or Chairman of the Board of Borrower Representative, dated the Closing Date, stating that to such officer's knowledge, since September 30, 2003 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect;
(b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, could reasonably be expected to have a Material Adverse Effect or which challenges any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party in violation of the Agreement other than in connection with the Related Transactions; and (e) there has been no material increase in liabilities, liquidated or contingent (other than in connection with the Related Transactions), and no material decrease in assets of any Borrower or any of its Subsidiaries.

Furthermore, Agent shall have received duly executed originals of a certificate of the Chief Executive Officer or Chairman of the Board of Borrower Representative, dated the Closing Date, stating that to such officer's knowledge, no changes have been made in the business operations or activities or the licensing requirements of any Credit Party that would reasonably require any changes to be made to the facts expressed in the existing regulatory counsel opinions rendered in connection with Asta Funding's last public offering in order for such existing regulatory counsel opinion and the facts shown therein to continue to be true, complete and correct in all material respects as of the Closing Date (or, if such changes would reasonably be required, then setting forth in reasonable detail such changes) and stating that to the best of his knowledge and belief, after having made reasonable investigations, Palisades Collection, L.L.C., is the only Credit Party required by applicable law to be licensed to conduct the consumer debt collection business operations and activities of the Borrowers and the other Credit Parties.

W. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case to the extent required pursuant to Section 5.9.

X. Intentionally Omitted.

Y. Intentionally Omitted.

Z. Intentionally Omitted.

AA. Intentionally Omitted.

BB. Audited Financials; Financial Condition. Agent shall have received the Financial Statements and other materials set forth in Section 3.4, including unaudited Financial Statements for the Fiscal Quarter ending December 31, 2003, certified by Borrower Representative's Chief Financial Officer or Manager. Agent shall have further received a certificate of a Manager of Borrower Representative or with respect to any limited liability company, other authorized person of each Borrower, to the effect that (a) such Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; and (c) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall reasonably request.

CC. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its reasonable discretion, request.

                            ANNEX E (SECTION 4.1(A))
                                       TO
                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                        FINANCIAL STATEMENTS -- REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a) Quarterly Financials. To Agent and Lenders, within 45 days after the end of each Fiscal Quarter, either the Form 10Q that Asta Funding filed for that Fiscal Quarter with the Securities and Exchange Commission or, in the event Asta Funding has not filed its Form 10Q on a timely basis (without taking into consideration any extensions granted for the filing of such Form 10Q), the following (hereinafter referred to as the "Alternative Financial Information") consolidated financial information regarding Asta Funding, its Subsidiaries, and Borrowers (in each case, together with consolidating worksheets in the event a Non-Credit Party Affiliate has Indebtedness or owns assets of any material nature), including (A) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, and (B) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). In any event, Borrowers shall deliver to Agent and Lender a copy of any and all Form 10Q that Asta Funding files with the Securities and Exchange Commission within 15 days after making any such filing. Such Form 10Q or Alternative Financial Information, as the case may be, shall be accompanied by
(A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with a Compliance Certificate in respect of each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer or other senior officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Asta Funding, Borrowers and their Subsidiaries, on a consolidated basis (together with consolidating worksheets in the event a Non-Credit Party Affiliate has Indebtedness or owns assets of any material nature), as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default, which is not reasonably capable of being cured, or Event of Default in existence as of such time or, if a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default, which is not reasonably capable of being cured, or Event of Default. In addition, Asta Funding and Borrowers shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a statement of the intercompany loan balance of all Intercompany Notes as of the end of such Fiscal Quarter.

(b) Annual Audited Financials. To Agent and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Asta Funding, Borrowers and their Subsidiaries on a consolidated basis (together with consolidating worksheets), consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise reasonably acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that the Asta Funding and/or Borrowers have failed to comply with the terms, covenants, provisions or conditions of Section 5.3, Section 6.2 through Section
6.8 inclusive, Section 6.10, Section 6.12, through Section 6.16 inclusive, of this Agreement (or specifying any non-compliance that they became aware of), it being understood that such audit examination extended only to financial and accounting matters and that no special investigation was made with respect to the existence of any such non-compliance, (iii) from Asta Funding and the Borrowers, the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Asta Funding and the Borrowers that all such Financial Statements present fairly in all material respect in accordance with GAAP the financial position, results of operations and statements of cash flows of Asta Funding, Borrowers and their Subsidiaries on a consolidated basis (together with consolidating worksheets), as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default, which is not reasonably capable of being cured, or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(c) Management Letters. To Agent and Lenders, within 5 Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(d) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within 2 Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(e) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular (including, without limitation, all 10Ks and 10Qs) and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and
(iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(f) [Intentionally Omitted].

(g) Supplemental Schedules. To Agent (and upon the request of any Lender, such Lender), supplemental disclosures, if any, required by Section 5.6.

(h) Litigation. To Agent (and upon the request of any Lender, such Lender) in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000 (except that in the case of Litigation relating to Accounts, any Litigation that seeks damages in excess of $500,000.00 with respect to claims for which the applicable Credit Party has no right of indemnification from the originator or seller of any such Account, or Litigation that seeks damages in excess of $1,000,000 with respect to claims for which the applicable Credit Party has a right of indemnification from the originator or seller of any such Account),
(ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan (iv) alleges criminal misconduct by any Credit Party,
(v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any consumer credit violations.

(i) Insurance Notices. To Agent (and upon the request of any Lender, such Lender), disclosure of losses or casualties required by Section 5.4.

(j) Lease Default Notices. To Agent (and upon the request of any Lender, such Lender), within 2 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

(k) Lease Amendments. To Agent (and upon the request of any Lender, such Lender), within 2 Business Days after receipt thereof, copies of all material amendments to real estate leases.

(l) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.

                            ANNEX F (SECTION 4.1(B))
                                       TO
                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                               COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

Monthly Reports. To Agent and Lenders, within 20 days after the end of each Fiscal Month, a Borrowing Base Certificate as of the last business day of the previous Fiscal Month, prepared by and certified by the chief financial officer of each Borrower, together with a payment in reduction of the Obligations of an amount equal to the Advances, if any, in excess of the Borrowing Base in such Borrowing Base Certificate, and together with each Borrowing Base Certificate a reporting package setting forth the following as of the last business day of the previous Fiscal Month:

         Borrowing Base Calculation by Portfolio
         Accounts Receivable Roll Forward
         Collection History by Portfolio
         Schedule of Sales Adjustments to Portfolio Acquisition Cost Recency Summary Aging by Portfolio
         Recency Detail Aging by Portfolio (delivered electronically) (this report will only be delivered to the Agent)
         Schedule of all Portfolio sales and leases

Quarterly Reports. To Agent and Lenders, within 20 days after the end of each Fiscal Quarter, a reasonably detailed report of any and all Servicing Agents or other Persons (including any collection agent, agency or attorney) who, in the aggregate, are contractually responsible for the collection of Accounts and other Collateral in excess of an amount equal to ten percent (10%) of all Accounts and other Collateral of all Credit Parties, together with a reasonable description of all Accounts and other Collateral for which such Servicing Agent or other Person is responsible, and the collection history of such Accounts and other Collateral during that Fiscal Quarter.

Furthermore, Borrowers shall deliver or cause to be delivered to Agent and Lenders (within a reasonable period of time after request therefor) such additional reports, summaries and information relating to the Portfolios, the Collateral, the Accounts, the business operations and activities of the Credit Parties, the transactions and other matters contemplated by the Agreement, the Loan Documents, and the Obligations, as Agent shall reasonably request from time to time.

                             ANNEX G (SECTION 6.10)
                                       TO
                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                               FINANCIAL COVENANTS

Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Minimum Fixed Charge Coverage Ratio. Asta Funding and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.25 to 1.0.

(b) Minimum Tangible Net Worth. Asta Funding and its Subsidiaries on a consolidated basis shall maintain at all times during each Fiscal Quarter a Minimum Tangible Net Worth of not less than $92,000,000 plus fifty percent (50%) of cumulative net income reported after December 31, 2003.

(c) Maximum Cash Flow Leverage Ratio. Asta Funding and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter a Cash Flow Leverage Ratio of not more than 1.25 to 1.0.

(d) No Net Loss. Asta Funding and its Subsidiaries shall have no net loss on a consolidated basis during any Fiscal Year. For purposes of computing net loss of Asta Funding and its Subsidiaries, the net income of any Non-Credit Party Affiliate (to the extent such net income is greater than zero) shall be excluded from such computation.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (Section 9.9(a))
                                       to
                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                            WIRE TRANSFER INFORMATION



Name:    Palisades Collections LLC

                  Israel Discount Bank of New York
                  511 Fifth Avenue
                  New York City, N.Y. 10017
                  ABA#  026009768

                  Accounts Payable-ABL
                  Account #:  355397901611
                  Attention:  Kevin Lord/Virginia Leamon
                  Re:  Palisades Collection LLC

                             ANNEX I (Section 11.10)
                                       to
                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                NOTICE ADDRESSES

(A)      If to Agent or IDB, at
         Israel Discount Bank of New York
         511 Fifth Avenue
         New York, NY 10017
         Attention: Jerry Hertzman
         Telecopier No.:  (212) 551-8500
         Telephone No.:  (212) 986-4786

         with copies to (which shall not constitute notice):


         Greenberg Traurig, LLP
         200 Campus Drive
         P.O. Box 677 Florham Park, NJ 07932
         Attention: Jeffrey M. Rosenthal, Esq.
         Telecopier No.: (973) 301-8410
         Telephone No.: (973) 360-7930


(B) If to any Borrower, any Credit Party, or any Guarantor, to Borrower Representative, at

         Palisades Collection, L.L.C.
         210 Sylvan Avenue
         Englewood Cliffs, NJ  07632
         Attention: Gary Stern
                    Mitchell Herman
         Telecopier No.:  201-567-5648
         Telephone No.:  201-569-4595


         with copies to (which shall not constitute notice):

         Lowenstein Sandler PC
         65 Livingston Avenue
         Roseland, NJ 07068
         Attention:  Daniel J. Barkin, Esq.
         Telecopier No.:  (973) 597-2307
         Telephone No.:  (973) 597-2306

                 ANNEX J (from Annex A - Commitments definition)
                                       to
                           THIRD AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT




               ------------------------------------------------------------
               Lender                Revolving Loan Commitment
               ------------------------------------------------------------
               Israel Discount Bank    $30,000,000.00
               of New York
               ------------------------------------------------------------
               Merrill Lynch           $15,000,000.00
               ------------------------------------------------------------
               Bank Leumi USA           $5,000,000.00
               ------------------------------------------------------------
               Harris Trust and        $10,000,000.00
               Savings Bank
               ------------------------------------------------------------
               Total                   $60,000,000.00
               ------------------------------------------------------------

                                  SCHEDULE 1.1

                             AGENTS' REPRESENTATIVE


Name: Virginia Leamon, Operations Manager
         Israel Discount Bank of New York
         511 Fifth Avenue
         New York, NY 10017
         Telephone:  (212) 551-8505
         Telecopier: (212) 986-4786

                                SCHEDULE 1.1 (b)


-------------------------------------------------------------------------------------------------------------------------

                                                      Description of
                                                     Pledged Interest
                                 Borrower/            and Operating         Cert.        Number of    % of Outstanding
         Owner                  Credit Party            Agreement          No.(s)        Interests        Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Palisades Collection,     Membership                                              100%
                          L.L.C.                    Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Asta Funding              Membership                                              100%
                          Acquisition I, LLC        Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Asta Funding              Membership                                              100%
                          Acquisition II, LLC       Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Asta Funding.com, LLC     Membership                                              100%
                                                    Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Asta Commercial, LLC      Membership                                              100%
                                                    Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Computer Finance, LLC     Membership                                              100%
                                                    Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Palisades                 Membership                                              100%
                          Acquisition I, LLC        Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Palisades                 Membership                                              100%
                          Acquisition II, LLC       Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        Palisades                 Membership                                              100%
                          Acquisition IV, LLC       Interests
-------------------------------------------------------------------------------------------------------------------------
Asta Funding, Inc.        E.R.  Receivables Corp.,  Membership                                              100%
                          LLC                       Interests
-------------------------------------------------------------------------------------------------------------------------


                                      L-1